CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

Exhibit 10.12

EXECUTION VERSION

LICENSE AND COLLABORATION AGREEMENT

This LICENSE AND COLLABORATION AGREEMENT (this “Agreement”) is made as of April 25, 2018 (the “Effective Date”), by and between ENTASIS THERAPEUTICS HOLDINGS INC., a Delaware corporation, having a place of business at 35 Gatehouse Drive, Waltham, MA 02451, United States of America (“Entasis”), and Zai Lab (Shanghai) Co., Ltd., a limited company organized under the laws of the PRC, having a place of business at 4560 Jinke Rd, Bldg. 1, 4/F, Pudong, Shanghai, China, 201210 (“Zai”). Entasis and Zai are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Entasis is a clinical stage pharmaceutical company and owns or controls rights to Licensed Products (as defined herein);

WHEREAS, Zai is a pharmaceutical company having experience in the development, manufacture and commercialization of pharmaceutical products in the Territory; and

WHEREAS, Zai wishes to obtain an exclusive license from Entasis to develop, import and commercialize Licensed Products in the Territory, and Entasis is willing to grant such a license and to supply Licensed Products to Zai for the Territory, all in accordance with the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, have the respective meanings set forth below:

1.1 “Active Ingredient” means the clinically active material(s) that provide pharmacological activity in a pharmaceutical product (excluding, for the avoidance of doubt, formulation components such as coatings, stabilizers, excipients or solvents, adjuvants or controlled release technologies).

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

1.2 “Adverse Event” means any unwanted or harmful medical occurrence in a patient or subject who is administered a Licensed Product, including any undesirable sign (including abnormal laboratory findings of clinical concern), symptom or disease temporally associated with the use of Licensed Products.

1.3 “Affiliate” means, with respect to a Party, any entity that directly or indirectly controls, is controlled by or is under common control with such Party. As used in this Section 1.3, “control” (and, with correlative meanings, the terms “controlled by” and “under common control with”) means, in the case of a corporation, the ownership of fifty percent (50%) or more of the outstanding voting securities thereof or, in the case of any other type of entity, an interest that results in the ability to direct or cause the direction of the management and policies of such party or the power to appoint fifty percent (50%) or more of the members of the governing body of the party or, where ownership of fifty percent (50%) or more of such securities or interest is prohibited by law, ownership of the maximum amount legally permitted.

1.4 “Agreement” has the meaning set forth in the preamble.

1.5 “Alliance Managers” has the meaning set forth in Section 3.4.

1.6 “Anti-Corruption Laws” has the meaning set forth on Section 11.5(a)(i).

1.7 “Applicable Laws” means all statutes, ordinances, regulations, rules or orders of any kind whatsoever of any Governmental Authority that may be in effect from time to time and applicable to the activities contemplated by this Agreement.

1.8 [********]

1.9 “Business Day” means a day other than Saturday, Sunday or any day on which banks located in the U.S. or the PRC are authorized or obligated to close. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

1.10 “Calendar Quarter” means the respective periods of three consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.11 “Calendar Year” means each twelve (12)-month period commencing on January 1.

1.12 “CFDA” means the China Food and Drug Administration, and local counterparts thereto, and any successor agency or authority thereto having substantially the same function.

1.13 “cGMP” means all applicable current Good Manufacturing Practices including, as applicable, (a) the principles detailed in the U.S. Current Good Manufacturing Practices, 21 C.F.R. Parts 4, 210, 211, 601, 610 and 820, (b) European Directive 2003/94/EC and Eudralex 4, (c) the principles detailed in the ICH Q7 guidelines, and (d) the equivalent Applicable Laws in any relevant country or region, each as may be amended and applicable from time to time.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

1.14 “Change of Control” means, with respect to a Party: (a) the sale of all or substantially all of its assets or all of its assets relating to the Licensed Products; (b) a merger, reorganization or consolidation involving such Party in which the holders of the voting securities of such Party outstanding immediately prior thereto cease to beneficially own at least fifty percent (50%) of the combined voting power of the surviving entity, directly or indirectly, immediately after such merger, reorganization or consolidation; or (c) a transaction in which an entity or individual, or group of entities and/or individuals acting in concert, acquires more than fifty percent (50%) of the voting equity securities of such Party, other than a bona fide financing of such Party.

1.15 “Clinical Supply Agreement” has the meaning set forth in Section 7.1(e).

1.16 “Clinical Trial” means any clinical testing of Licensed Products in human subjects in the Territory.

1.17 “CMC” means Chemistry, Manufacturing and Controls.

1.18 “Combination Product” has the meaning set forth in Section 1.78.

1.19 “Commercialization” or “Commercialize” means all activities directed to marketing, distribution, detailing or selling of pharmaceutical products (including importing and exporting activities in connection therewith).

1.20 “Commercialization Plan” means the written plan for the Commercialization of Licensed Products in the Field in the Territory.

1.21 “Commercially Reasonable Efforts” means, with respect to a Party’s obligations or activities under this Agreement, the carrying out of such obligations and activities in an active and ongoing program, which, for the avoidance of doubt, includes activities directed to addressing requirements of Regulatory Authorities (including clinical holds), supply failures, or any other technical issues, using such efforts and resources as normally used by a similarly situated company for a product discovered or identified internally, which product is at a similar stage in its development or product life and is of similar market potential and intellectual property protection, taking into account all relevant factors, including the competitiveness of the marketplace and the proprietary position, regulatory status, and relative safety and efficacy of such product.

1.22 “Commercial Supply Agreement” has the meaning set forth in Section 7.1(e).

1.23 “Competing Product” has the meaning set forth in Section 2.7.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

1.24 “Compound” means, individually or collectively, each of ETX2514, ETX2514SUL, and subject to the JSC’s approval of a Development Plan for an Imipenem Combination pursuant to the requirements set forth in Section 5.5, Imipenem.

1.25 “Confidential Information” means all confidential information of the Disclosing Party or its Affiliates, regardless of its form or medium as provided to the Receiving Party or its Affiliates in connection with this Agreement; provided that, Confidential Information shall not include any information that the Receiving Party can show by competent evidence: (a) is already known to the Receiving Party at the time it is disclosed to the Receiving Party by the Disclosing Party without an obligation of confidentiality and not through a prior disclosure by the Disclosing Party, (b) is or becomes generally known to the public through no act or omission of the Receiving Party in violation of the terms of this Agreement, (c) has been lawfully received by the Receiving Party from a Third Party without restriction on its disclosure and without, to the knowledge of the Receiving Party, a breach by such Third Party of an obligation of confidentiality to the Disclosing Party, or (d) has been independently developed by the Receiving Party without use of or reference to the Confidential Information of the Disclosing Party.

1.26 “Continuing Technology Transfer” has the meaning set forth in Section 4.1.

1.27 “Controlled” or “Controls” means, with respect to any Know-How, Patents or other intellectual property rights, that a Party has the legal authority or right (whether by ownership, license or otherwise) to grant to the other Party a license, sublicense, access or right to use (as applicable) under such Know-How, Patents, or other intellectual property rights, on the terms and conditions set forth herein, in each case without breaching the terms of any agreement with a Third Party.

1.28 “Cover” means, with respect to a claim of a Patent and a Licensed Product, that such claim would be infringed, absent a license, by the use, offer for sale, sale or importation of such Licensed Product (considering claims of patent applications to be issued as then pending).

1.29 “CTA” means a Clinical Trial Application submitted to the CFDA for approval to conduct Clinical Trials.

1.30 “Delay Period” means [********].

1.31 “Develop” or “Development” or “Developing” means preclinical and clinical drug or biological development activities, including test method development, stability testing, toxicology, formulation, statistical analysis, preclinical and clinical studies and regulatory affairs, making Regulatory Submissions and seeking and obtaining Regulatory Approval.

1.32 “Development Plan” has the meaning set forth in Section 5.2.

1.33 “Disclosing Party” has the meaning set forth in Section 10.1(a).

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

1.34 “Dispute” has the meaning set forth in Section 15.1.

1.35 “Divestiture” has the meaning set forth in Section 2.7(b)(ii).

1.36 “Dollars” means U.S. dollars, and “$” will be interpreted accordingly.

1.37 “Effective Date” has the meaning set forth in the preamble.

1.38 “Entasis” has the meaning set forth in the preamble.

1.39 “Entasis Indemnitees” has the meaning set forth in Section 12.1.

1.40 “ETX2514” means the compound designated on Exhibit 1.40 as ETX2514 and isomers, racemates, salts, solvates and hydrates thereof.

1.41 “ETX2514SUL” means the compound designated on Exhibit 1.41 as ETX2514SUL and isomers, racemates, salts, solvates and hydrates thereof.

1.42 “Executive Officers” has the meaning set forth in Section 3.1(e).

1.43 “FDA” means the U.S. Food and Drug Administration and successor agency.

1.44 “Field” means all human diagnostic, prophylactic and therapeutic uses.

1.45 “First Commercial Sale” means, with respect to a Licensed Product, the first arm’s length sale of such Licensed Product to a Third Party in a region of the Territory by Zai, its Affiliate(s) or Sublicensee(s) for use or consumption in such region following Regulatory Approval. Sales prior to receipt of Regulatory Approval, such as so-called “treatment IND sales,” “named patient sales” and “compassionate use sales” are not a First Commercial Sale in that region.

1.46 “FTE” means the equivalent of the work of a full-time individual for a [********].

1.47 “FTE Rate” means a rate of [********] ([********]) per FTE per year, to be pro-rated on an hourly basis of [********] ([********]) per FTE per hour, assuming [********] ([********]) hours per year for an FTE.

1.48 “Fully Burdened Manufacturing Costs” means, with respect to any Licensed Product supplied by or on behalf of Entasis to Zai hereunder:

(a) if such Licensed Product (or any precursor or intermediate thereof) is manufactured by a Third Party manufacturer, (i) the amount paid by Entasis to such Third Party to acquire such Licensed Product, plus (ii) any internal costs incurred by Entasis in association with such manufacturing, including for reasonable overhead, process development, project management (at the FTE Rate), manufacturing oversight (including at the FTE Rate for any Entasis person-in-plant), and quality control and assurance; or

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(b) if such Licensed Product (or any precursor or intermediate thereof) is manufactured by Entasis or its Affiliates, the actual, fully burdened cost of such manufacturing, including the cost of raw materials, direct labor and benefits, a proportionate share of indirect manufacturing costs, including intellectual property acquisition and licensing costs (including royalties, upfront fees) paid by Entasis with respect to the manufacture of such Licensed Product, and all other reasonable and customary manufacturing-related costs for such Licensed Product, including actual product inventory write-offs, factory, plant or equipment start-up or start-up amortization costs, scale-up expenses, and freight in/out and sales and excise taxes imposed thereon, customs and duty and charges levied by government authorities, and all costs of packaging. Such fully burdened costs shall be calculated in accordance with GAAP.

1.49 “GAAP” means U.S. generally accepted accounting principles, consistently applied.

1.50 “GCP” means all applicable Good Clinical Practice standards for the design, conduct, performance, monitoring, auditing, recording, analyses and reporting of clinical trials, including, as applicable (a) as set forth in the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use Harmonized Tripartite Guideline for Good Clinical Practice (CPMP/ICH/135/95) and any other guidelines for good clinical practice for trials on medicinal products in the Territory, (b) the Declaration of Helsinki (2004) as last amended at the 52nd World Medical Association in October 2000 and any further amendments or clarifications thereto, (c) U.S. Code of Federal Regulations Title 21, Parts 50 (Protection of Human Subjects), 56 (Institutional Review Boards) and 312 (Investigational New Drug Application), as may be amended from time to time, and (d) the equivalent Applicable Laws in the region in the Territory, each as may be amended and applicable from time to time and in each case, that provide for, among other things, assurance that the clinical data and reported results are credible and accurate and protect the rights, integrity, and confidentiality of trial subjects.

1.51 “Generic Product” means, with respect to a Licensed Product in a particular regulatory jurisdiction, any pharmaceutical product that (a) (i) contains the same active pharmaceutical ingredients as such Licensed Product and is approved by the Regulatory Authority in such country based on reference to data contained in an earlier regulatory filing; or (ii) is A Rated (defined below) with respect to such Licensed Product or otherwise approved by the Regulatory Authority in such country as a substitutable generic for such Licensed Product; and (b) is sold in such jurisdiction by a Third Party that is not a Sublicensee and did not purchase such product or its active pharmaceutical ingredients from Zai or its Affiliates or Sublicensees. For purposes of this definition, “A Rated” means “therapeutically equivalent” as determined by the CFDA or the applicable Regulatory Authority.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

1.52 “Global Brand Elements” has the meaning set forth in Section 8.5.

1.53 “GLP” means all applicable Good Laboratory Practice standards, including, as applicable, as set forth in the then current good laboratory practice standards promulgated or endorsed by the U.S. Food and Drug Administration as defined in 21 C.F.R. Part 58, or the equivalent Applicable Laws in the region in the Territory, each as may be amended and applicable from time to time.

1.54 “Governmental Authority” means any court, commission, authority, department, ministry, official or other instrumentality of, or being vested with public authority under any law of, any country, region, state or local authority or any political subdivision thereof, or any association of countries.

1.55 “ICC” has the meaning set forth in Section 15.4(a).

1.56 “Imipenem” means the compound with the structure described on Exhibit 1.56, an intravenous ß-lactam antibiotic, and any modifications, derivatives or modifications of the foregoing.

1.57 “Imipenem Combination” has the meaning set forth in Section 5.5(a).

1.58 “Indemnifying Party” has the meaning set forth in Section 12.3.

1.59 “Indemnitee” has the meaning set forth in Section 12.3.

1.60 “Initial Development Plan” has the meaning set forth in Section 5.2.

1.61 “Initial FDA Approval” means, with respect to a Licensed Product, the first Regulatory Approval for such Licensed Product by FDA.

1.62 “Initial Technology Transfer” has the meaning set forth in Section 4.1.

1.63 “Invention” means any inventions, process, method, composition of matter, article of manufacture, discovery or finding, patentable or otherwise, that is invented or generated as a result of a Party exercising its rights or carrying out its obligations under this Agreement, whether directly or via its Affiliates, Sublicensees, agents or contractors, including all rights, title and interest in and to the intellectual property rights therein.

1.64 “JCC” has the meaning set forth in Section 3.3(b).

1.65 “JDC” has the meaning set forth in Section 3.3(b).

1.66 “Joint Inventions” has the meaning set forth in Section 13.1(a).

1.67 “Joint Patents” has the meaning set forth in Section 13.1(a).

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

1.68 “JSC” has the meaning set forth in Section 3.1(a).

1.69 “Know-How” means any proprietary scientific or technical information, results and data of any type whatsoever, in any tangible or intangible form whatsoever, including databases, safety information, practices, methods, techniques, specifications, formulations, formulae, knowledge, know-how, skill, experience, test data including pharmacological, medicinal chemistry, biological, chemical, biochemical, toxicological and clinical test data, analytical and quality control data, stability data, studies and procedures, and manufacturing process and development information, results and data.

1.70 “Lead Product” means the pharmaceutical preparation of ETX2514SUL with the composition set forth on Exhibit 1.70, in any presentation or formulation.

1.71 “Licensed Know-How” means any and all Know-How that is Controlled by Entasis or its Affiliates as of the Effective Date or during the Term that is necessary or useful for the Development, Manufacture or Commercialization of Licensed Products in the Field in the Territory. Notwithstanding the foregoing, if any Third Party becomes an Affiliate of Entasis after the Effective Date, Licensed Know-How will exclude any proprietary technology, Know-How and data Controlled by such Third Party before such Third Party became Entasis’s Affiliate.

1.72 “Licensed Patents” means any and all Patents, including composition of matter and method of use patents, that are Controlled by Entasis or its Affiliates as of the Effective Date or during the Term that are necessary or useful for the Development, Manufacture or Commercialization of Licensed Products in the Field in the Territory. Licensed Patents existing as of the Effective Date are set forth in Exhibit 1.72. Notwithstanding the foregoing, if any Third Party becomes an Affiliate of Entasis after the Effective Date, Licensed Patents will exclude any Patents Controlled by such Third Party before such Third Party became Entasis’s Affiliate.

1.73 “Licensed Product” means any pharmaceutical product containing the Compound, either (a) as the sole Active Ingredient or (b) together with other Active Ingredients agreed in accordance with Section 5.5 of this Agreement or as otherwise approved by Entasis in writing.

1.74 “Licensed Technology” means the Licensed Know-How and Licensed Patents.

1.75 “Losses” has the meaning set forth in Section 12.1.

1.76 “Manufacture” or “Manufacturing” means all activities related to the synthesis, making, production, processing, purifying, formulating, filling, finishing, packaging, labeling, shipping, and holding of Compound, Licensed Product, or any intermediate thereof, including process and formulation development, process qualification and validation, scale-up, pre-clinical, clinical and commercial production and analytic development, product characterization, stability testing, quality assurance and quality control.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

1.77 “Manufacturing Stage” has the meaning set forth in Section 7.2(a).

1.78 “Net Sales” means the gross price billed or invoiced on sales of Licensed Products by Zai, its Affiliates, or Sublicensees for sale of Licensed Products to a Third Party in the Territory, less:

(a) freight expense (actual), including insurance, to the extent it is not charged to or reimbursed by the customer;

(b) cash, trade or quantity discounts actually granted and deducted solely on account of sales of Licensed Products;

(c) rebates actually paid to individual or group purchasers of Licensed Products that are solely on account of the purchase of Licensed Products;

(d) amounts written off by reason of uncollectible debt if and when actually written off or allowed, after commercially reasonable debt collection efforts have been exhausted, provided that [********]; provided, further that such amounts shall be added back to Net Sales if and when collected,

(e) credits issued for Licensed Products recalled or not accepted by customers or other refunds, allowances and chargebacks related to Licensed Products; and

(f) Taxes (including sales, value added, consumption and similar taxes; but excluding income taxes) actually incurred, paid or collected and remitted to the relevant tax authority for the sale of Licensed Products.

Each of the amounts set forth above shall be determined from the books and records of Zai, its Affiliate or Sublicensee, maintained in accordance with GAAP consistently applied.

The transfer of Licensed Products to an Affiliate, Sublicensee, or other Third Party (i) in connection with the research, development or testing of Licensed Products (including the conduct of clinical studies), (ii) for purposes of distribution as promotional samples, (iii) for indigent or similar public support or compassionate use programs, or (iv) by and between Zai and its Affiliates or Sublicensees shall not, in any case, be considered a Net Sale of Licensed Products under this Agreement.

Net Sales include any Licensed Product used by Zai or any Affiliate for its own commercial purposes, or transferred to any Third Party for less than the transferee is then charging in normal arms’-length sales transactions, and Net Sales in all such cases shall be deemed to have been made at the prices therefor at which Licensed Products are then being sold to the customers of such user or transferor (or of Zai, if an Affiliate is a user but not a seller) in arms-length sales transactions.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

If a Licensed Product is sold in the form of a combination product containing both one or more Compounds and one or more Active Ingredients (whether co-formulated or co-packaged) that is not a Compound (a “Combination Product”), the Net Sales of such Licensed Product for the purpose of calculating royalties owed under this Agreement for sales of such Licensed Product, shall be determined as follows: first, Zai shall determine the actual Net Sales of such Combination Product (using the above provisions), and:

(i) if both the Licensed Product and all other Active Ingredients in such Combination Product are sold separately in such country, then such amount shall be multiplied by the fraction A/(A+B), where A is the invoice price in such country of such Licensed Product and B is the total aggregate invoice price in such country of all other Active Ingredients in such Combination Product, in each case during the applicable Calendar Year. In each case, A and B shall be adjusted on a pro rata basis to account for dosing differences between the amounts of Active Ingredient(s) included in the Combination Product relative to the amounts of Active Ingredient(s) included in the separately sold product.

(ii) if any Active Ingredient in such Combination Product is not sold separately in such country, Net Sales shall be calculated by multiplying actual Net Sales of such Combination Product by a fraction A/C where A is the invoice price in such country of such Licensed Product if sold separately in such country, and C is the invoice price in such country of such Combination Product.

(iii) if the Licensed Product in such Combination Product is not sold separately in such country, Net Sales shall be calculated by multiplying actual Net Sales of such Combination Product by the fraction 1-B/C, where B is the (sum of the) invoice price in such country of such other Active Ingredients and C is the invoice price in such country of the Combination Product.

(iv) if neither such Licensed Product nor any other Active Ingredient in such Combination Product is sold separately in such country, the adjustment to Net Sales shall be determined by the Parties in good faith to reasonably reflect the fair market value of the contribution of such Licensed Product in such Combination Product to the total fair market value of such Combination Product.

1.79 “Out-of-Pocket Costs” means amounts [********] by a Party, determined at the FTE Rate, or [********] for the [********] that are applicable [********], including [********], but excluding, for the avoidance of doubt, any amounts [********].

1.80 “Party” and “Parties” have the meaning set forth in the preamble.

1.81 “Patent Challenge” has the meaning set forth in Section 14.2(e).

1.82 “Patient-Related Costs” means the total Clinical Trial costs (including recruitment, enrollment, administration, but excluding the cost of the Licensed Product) incurred by the Parties for such Clinical Trial, to the extent related to the conduct of such Clinical Trial in the PRC or the Territory, as applicable, but excluding any Out-of-Pocket Costs.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

1.83 “Patents” means all national, regional and international patents and patent applications, including divisions, continuations, continuations-in-part, additions, re-issues, renewals, extensions, substitutions, re-examinations or restorations, registrations and revalidations, and supplementary protection certificates and equivalents to any of the foregoing.

1.84 “Pivotal Study” has the meaning set forth in Section 5.3(b).

1.85 “PRC” means the People’s Republic of China, which for the purposes of this Agreement shall exclude Hong Kong, Macau, and Taiwan.

1.86 “Product Infringement” has the meaning set forth in Section 13.3(a).

1.87 “Product Marks” has the meaning set forth in Section 8.7.

1.88 “Receiving Party” has the meaning set forth in Section 10.1(a).

1.89 “Reduction Amount” means the sum of following: (a) for the [********] Delay Period, [********] ([********]), and (b) for each additional Delay Period, the Reduction Amount for the [********] plus an additional [********] ([********]). By way of example, for a delay of [********] (i.e., [********] Delay Periods) results in a Reduction Amount of [********] ([********]) (i.e., [********] ([********]) for the [********] Delay Period and [********] ([********]) for the [********] Delay Period), and a delay of [********] (i.e., [********] Delay Periods) results in a Reduction Amount of [********] ([********]) (i.e., [********] ([********]) for the [********] Delay Period, [********] ([********]) for the [********] Delay Period, and [********] ([********]) for the [********] Delay Period).

1.90 “Registration Study” means a Clinical Trial that is intended (as of the time the Clinical Trial is initiated) to obtain sufficient data and results to support the filing of an application for Regulatory Approval (but may not include the data that may be necessary to support the pricing and/or reimbursement approvals).

1.91 “Regulatory Approval” means, with respect to Licensed Products in a region in the Territory, all approvals from the Regulatory Authorities necessary to market and sell Licensed Products in such region in the Territory (excluding pricing and reimbursement approvals).

1.92 “Regulatory Authority” means any applicable Governmental Authority responsible for granting Regulatory Approvals for Licensed Product, including the CFDA, and any corresponding national or regional regulatory authorities.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

1.93 “Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any Regulatory Authority with respect to a Licensed Product other than Patents, including rights conferred under the Regulations for the Implementation of Drug Administration Law of the People’s Republic of China, under national implementations of Article 10 of Directive 2001/83/EC, or rights similar thereto in any other jurisdiction.

1.94 “Regulatory Submissions” means any filing, application, or submission with any Regulatory Authority, including authorizations, approvals or clearances arising from the foregoing, including Regulatory Approvals, and all correspondence or communication with or from the relevant Regulatory Authority, as well as minutes of any material meetings, telephone conferences or discussions with the relevant Regulatory Authority, in each case, with respect to Licensed Products.

1.95 “Regulatory Submission Target Date” means the anticipated date that Zai will make a Regulatory Submission for the Lead Product in the PRC, as set forth in the Development Plan as of the Effective Date.

1.96 “Remedial Action” has the meaning set forth in Section 6.8.

1.97 “Royalty Term” has the meaning set forth in Section 9.5.

1.98 “Safety Agreement” has the meaning set forth in Section 6.5(a).

1.99 “Sole Inventions” has the meaning set forth in Section 13.1(a).

1.100 “Sublicensee” means a person or entity that is granted a sublicense by Zai under the grants in Section 2.1 of this Agreement.

1.101 “Supply Agreement” means each of the Clinical Supply Agreement and the Commercial Supply Agreement.

1.102 “Tax” or “Taxes” means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including any interest thereon). For the avoidance of doubt, Taxes includes VAT.

1.103 “Technology Transfer Plan” has the meaning set forth in Section 4.1.

1.104 “Term” has the meaning set forth in Section 14.1.

1.105 “Territory” means the PRC, Hong Kong, Macau, Taiwan, Korea, Vietnam, Thailand, Cambodia, Laos, Malaysia, Indonesia, the Philippines, Singapore, Australia, New Zealand and Japan (each of the foregoing being referred to herein as a “country” or “region”, as applicable).

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

1.106 “Third Party” means an entity other than (a) Zai and its Affiliates or (b) Entasis and its Affiliates.

1.107 “Third Party IP” has the meaning set forth in Section 9.13(b).

1.108 “U.S.” means United States of America, including all possession and territories thereof.

1.109 “Valid Claim” means (a) a claim of an issued, unexpired patent within the Licensed Patents that has not been revoked, disclaimed, abandoned or held invalid or unenforceable by a court or other body of competent jurisdiction in an unappealed or unappealable decision and (b) a claim of any patent application within a Licensed Patent that has been pending [********] or less from the date of filing of such patent application, and that has not been abandoned or finally disallowed without the possibility of appeal or re-filing of the application.

1.110 “VAT” means value-added taxes or other similar taxes.

1.111 “VAT Credit” has the meaning set forth in Section 9.11(c).

1.112 “VAT Withholding” has the meaning set forth in Section 9.11(c).

1.113 “Zai” has the meaning set forth in the preamble.

1.114 “Zai Indemnitees” has the meaning set forth in Section 12.2.

1.115 “Zai Technology” means all Know-How, Patents and other intellectual property rights that are Controlled by Zai and that arise out of activities conducted by or on behalf of, or actually used by, Zai, its Affiliates, or Sublicensees in the Development or Commercialization of Licensed Products under this Agreement.

ARTICLE 2

LICENSES; EXCLUSIVITY

2.1 License Grant to Zai. Subject to the terms and conditions of this Agreement, Entasis hereby grants to Zai (a) an exclusive (subject to Entasis’s retained rights as set forth in Section 2.4), royalty-bearing license, with the right to grant sublicenses solely in accordance with Section 2.3, under the Licensed Technology to Develop, use, Manufacture (subject to Section 7.1(e)), sell, offer for sale, import and otherwise Commercialize such Licensed Product in the Field and in the Territory during the Term of this Agreement, and (b) a non-exclusive license, with the right to grant sublicenses solely in accordance with Section 2.3, under the Licensed Technology to perform Development activities outside of the Territory solely for purposes of seeking and obtaining Regulatory Approval for and Commercializing Licensed Products in the Territory during the Term of this Agreement. For clarity, except as set forth in

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

Section 7.1(e), the foregoing licenses do not include any right for Zai to Manufacture the Compound or Licensed Products, except to label and package Licensed Products supplied by Entasis.

2.2 Product Limitations. Unless otherwise agreed to by the Parties, Zai covenants that its activities and rights under this Agreement are limited to the Lead Product until such time as the Lead Product receives Initial FDA Approval. Zai covenants not to undertake any activities outside the scope of the license and the foregoing restriction of this Section 2.2. Following the Initial FDA Approval for the Lead Product, Zai may practice the license granted under Section 2.1 for Licensed Products other than the Lead Product.

2.3 Right to Sublicense.

(a) Subject to the terms and conditions of this Agreement, Zai may grant sublicenses of the license granted to it under Section 2.1: (i) to its Affiliates, provided that such sublicense automatically terminates if such Sublicensee ceases to be an Affiliate of Zai; (ii) to a Third Party subcontractor for the sole purpose of performing a portion of Zai’s obligations with respect to the Development and Commercialization of Licensed Products, including distributors; and (iii) to a Third Party, provided that Zai shall obtain Entasis’s prior written consent (not to be unreasonably withheld, conditioned, or delayed) prior to sublicensing all or substantially all of Zai’s rights or obligations under this Agreement for the PRC.

(b) Each sublicense under the Licensed Technology shall be subject to written agreement containing at least the following terms and conditions: (i) requiring each such Sublicensee to protect and keep confidential any Confidential Information of the Parties in accordance with Article 10 of this Agreement; (ii) providing that Entasis may audit the books and records of each such Sublicensee in accordance with this Agreement; (iii) that does not impose any payment obligations or liability on Entasis; and (iv) that is otherwise consistent with the terms of this Agreement, including the governance requirement of this Agreement as to Development and Commercialization activities. Zai shall provide a complete copy of each sublicense agreement to Entasis within [********] after the grant of a sublicense, subject to Zai’s right to redact any confidential or proprietary information contained therein that is not necessary for Entasis to determine compliance with this Agreement. Zai shall remain directly responsible for all of its obligations under this Agreement that have been delegated or sublicensed to any Sublicensee, and any Sublicensee conduct that would have constituted a breach of this Agreement shall be deemed a breach of this Agreement as if it had been engaged in by Zai. Zai shall not grant a sublicense to any Sublicensee that has been debarred or disqualified by a Regulatory Authority.

2.4 Entasis Retained Rights. Notwithstanding the exclusive license granted to Zai under Section 2.1, Entasis hereby expressly retains the rights to use the Licensed Technology in the Field in the Territory to perform its obligations under this Agreement, whether directly or through its Affiliates, Zai or contractors. For clarity, Entasis retains the exclusive right to practice, license, and otherwise exploit the Licensed Technology outside the scope of the license granted to Zai under Section 2.1.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

2.5 License Grant to Entasis. Zai hereby grants to Entasis an exclusive, fully paid, royalty free, perpetual, irrevocable and sublicenseable license (through multiple tiers) under the Zai Technology to research, develop, make, have made, use, sell, offer for sale, import and otherwise commercialize Compounds and Licensed Products outside the Territory.

2.6 No Implied Licenses; Negative Covenant. Except as set forth herein, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, under any trademarks, patents or patent applications of the other Party. Zai shall not, and shall not permit any of its Affiliates or Sublicensees to, practice any Licensed Technology outside the scope of the license granted by Entasis to Zai under Section 2.1 of this Agreement.

2.7 Exclusivity.

(a) Competing Products. During the Term, each Party shall not, and shall use reasonable efforts to cause its Affiliates and Sublicensees to not, engage in, directly or indirectly (independently or for or with any Third Party), any development or commercialization of any pharmaceutical product for the [********] in the Territory (a “Competing Product”). Notwithstanding the foregoing, “Competing Product” shall not include a Licensed Product or any other product that is intended for use in combination with Licensed Products and is sold in connection with or to promote the sale of a Licensed Product in the Territory. If the JSC approves a Development Plan for Imipenem pursuant to the requirements set forth in Section 5.5, then the definition of Competing Product will also include any [********] (other than the Licensed Product) for the [********].

(b) Acquisition of Competing Program. If a Third Party becomes an Affiliate of a Party after the Effective Date through merger, acquisition, consolidation or other similar transactions, then:

(i) if such transaction results in a Change of Control of such Party, then such new Affiliate and any Affiliates of such new Affiliate that existed prior to such Change of Control may engage in the research, development, manufacture or commercialization of a Competing Product (a “Competing Program”) and such activity will not constitute a breach of such Party’s exclusivity obligations set forth above; provided that such new Affiliate (or its then existing Affiliates) conducts such Competing Program independently of the activities of this Agreement and does not use or access any of Entasis’s intellectual property rights or Confidential Information in the conduct of such Competing Program;

(ii) if such transaction does not result in a Change of Control of Zai and, as of the date of the closing of such transaction, such Affiliate was engaged in a Competing Program and Zai elects not to terminate this Agreement in accordance with Section 14.2(a), then Zai and its new Affiliate will have [********] from the closing date of such transaction to wind

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

down or complete the Divestiture of such Competing Program, and Zai’s new Affiliate’s conduct of such Competing Program during such [********] period will not be deemed a breach of Zai’s exclusivity obligations set forth above; provided that such new Affiliate conducts such Competing Program during such [********] period independently of the activities of this Agreement and does not use or access any of Entasis’s intellectual property rights or Confidential Information in the conduct of such Competing Program. “Divestiture” means the sale or transfer or exclusive license of rights to the Competing Program to a Third Party without receiving a continuing share of profit, royalty payment or other economic interest in the success of such Competing Program; and

(iii) if such transaction does not result in a Change of Control of Entasis and, as of the date of the closing of such transaction, such Affiliate was engaged in a Competing Program, then such new Affiliate and any Affiliates of such new Affiliate that existed prior to such Change of Control may continue such Competing Program and such activity will not constitute a breach of Entasis’s exclusivity obligations set forth above; provided that such new Affiliate (or its then existing Affiliates) conducts such Competing Program independently of the activities of this Agreement and does not use or access any of Entasis’s intellectual property rights or Confidential Information in the conduct of such Competing Program.

2.8 Negative Covenant. During the Term, Entasis shall not, and shall use reasonable efforts to cause its Affiliates and Sublicensees not to, engage in, directly or indirectly (or independently or for or with any Third Party), any development or commercialization of any pharmaceutical product containing, alone or in combination, ETX2514 or ETX2514SUL in the Territory except as otherwise set forth in this Agreement; provided, however, that if Zai notifies Entasis of its decision not to pursue an Imipenem Combination under Section 5.5(b) and has not notified Entasis of its desire to pursue an Imipenem Combination under Section 5.5(a), the Parties shall discuss, at Entasis’s request, Entasis developing and commercializing an Imipenem Combination in the Territory.

ARTICLE 3

GOVERNANCE

3.1 Joint Steering Committee.

(a) Formation. Within [********] after the Effective Date, the Parties shall establish a joint steering committee (the “JSC”) to oversee the Development and Commercialization of Licensed Products in the Field in the Territory under this Agreement. Each Party shall appoint [********] representatives to the JSC, each of whom is an officer or employee of the applicable Party having sufficient seniority within such Party to make decisions arising within the scope of the JSC’s responsibilities. Each Party may replace its JSC representatives upon written notice to the other Party. Each Party shall appoint one of its JSC representatives to act as a co-chairperson of the JSC.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(b) Role. The JSC shall (i) provide a forum for the discussion of the Parties’ activities under this Agreement; (ii) review, discuss and approve the overall strategy for the Development and Commercialization of Licensed Products in the Field in the Territory; (iii) review, discuss and approve the Development Plan and amendments thereto; (iv) review and discuss the Commercialization Plan and amendments thereto; (v) discuss any significant developments with respect to the Development of the Compounds or Licensed Products outside the Territory, (vi) establish joint subcommittees (including Development subcommittee and Commercialization subcommittee) as necessary or advisable to further the purpose of this Agreement; and (vii) perform such other functions as expressly set forth in this Agreement or allocated to it by the Parties’ written agreement.

(c) Meetings. The JSC shall hold meetings at such times as it elects to do so, but in no event shall such meetings be held less frequently than [********] until the First Commercial Sale of Licensed Products in the Territory. Thereafter, the JSC shall hold meeting no less frequently than once every [********]. Each Party may call additional ad hoc JSC meetings as the needs arise with reasonable advance notice to the other Party. Meetings of the JSC may be held in person, by audio or video teleconference; provided that unless the Parties otherwise agree, at least one meeting of the JSC per Calendar Year shall be held in person. In-person JSC meetings shall be held at locations selected alternatively by the Parties. The co-chairpersons of the JSC shall jointly prepare the agenda and minutes for each JSC meeting. [********]. No action taken at any JSC meeting shall be effective unless at least one representative of each Party is participating in such JSC meeting.

(d) Non-Member Attendance. Each Party may from time to time invite a reasonable number of participants, in addition to its representatives, to attend the JSC meetings in a non-voting capacity; provided that if either Party intends to have any Third Party (including any consultant) attend such a meeting, such Party shall provide prior written notice to the other Party. Such Party shall also ensure that such Third Party is bound by confidentiality and non-use obligations consistent with the terms of this Agreement.

(e) Decision Making. All decisions of the JSC shall be made by unanimous vote, with each Party’s representatives having one vote. If after reasonable discussion and good faith consideration of each Party’s view on a particular matter before the JSC, the JSC cannot reach a decision as to such matter within [********] after such matter was brought to the JSC for resolution, such matter shall be referred to the [********] of Entasis and the [********] of Zai (the “Executive Officers”) for resolution. If the Executive Officers cannot resolve such matter within [********] after such matter has been referred to them, then the following shall apply: (i) prior to [********], [********] has final decision-making authority over the [********], including [********]; provided, that [********] shall have final decision-making authority (after good faith consideration to [********] views) with respect to the [********]; (ii) following [********],[********] has final decision-making authority over matters that pertain solely to the [********]; (iii) [********] has final decision-making authority over [********] of such product or combination by or on behalf of [********] outside the Territory,

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

and after such [********],[********] has final decision making authority over such [********] in the Territory; (iv) [********] has final decision making over any material [********] activity for the Territory that it believes in good faith, based solely on scientific or patient safety concerns, would reasonably be expected to materially and adversely affect the [********] (e.g., [********]); and (v) [********] has final decision making over any decision to the extent applicable to [********]. Notwithstanding the foregoing, Entasis shall not make any decision that would materially increase Zai’s obligations or expenses above those set forth in the then-current Development Plan without Zai’s written consent. By way of illustration and not limitation, with respect to the final decision-making of the Parties set forth in Section 3.1(e), if the [********], but the [********], then the parties would discuss the [********] in good faith, with [********] having final decision-making authority with respect thereto.

(f) Limitation of Authority. The JSC has only the powers expressly assigned to it in this Article 3 and elsewhere in this Agreement and does not have the authority to: (i) modify or amend the terms and conditions of this Agreement; (ii) waive either Party’s compliance with the terms and conditions of this Agreement; or (iii) determine any such issue in a manner that would conflict with the express terms and conditions of this Agreement.

3.2 Discontinuation of JSC. The activities to be performed by the JSC shall solely relate to governance under this Agreement, and are not intended to be or involve the delivery of services. JSC shall continue to exist until the first to occur of: (a) the Parties mutually agreeing to disband the JSC; or (b) Entasis providing written notice to Zai of its intention to disband and no longer participate in the JSC. Once the Parties mutually agree or Entasis has provided written notice to disband the JSC, the JSC will have no further obligations under this Agreement and, thereafter, each Party shall designate an individual to be its contact person for the exchange of information under this Agreement and decisions of the JSC shall be decisions as between the Parties, subject to the other terms and conditions of this Agreement.

3.3 Subcommittees.

(a) General. The JSC has the authority to establish subcommittees. Each subcommittee will be composed of an equal number of representatives from each Party. Each Party may replace its subcommittee representatives upon written notice to the other Party. All decisions of a subcommittee will be made by unanimous vote, with each Party’s representatives having one vote. If the Parties are unable to reach a unanimous vote with respect to a matter, such matter will be referred to the JSC for resolution.

(b) Joint Development Committee and Joint Commercialization Committee. Within [********] of the Effective Date, the Parties shall establish a joint development committee (the “JDC”) to review and discuss (i) the Development of Licensed Products in the Territory and (ii) the progress of the Regulatory Approvals and Regulatory Submissions for Licensed Products in the Territory, including discussing relevant CMC information. Each Party shall appoint two (2) representatives to the JDC, each of whom is an

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

officer or employee of the applicable Party having sufficient knowledge regarding Development of Licensed Products for the Territory. Not later than [********] prior to the anticipated First Commercial Sale in the Territory of the Lead Product in the Territory, the Parties shall establish a joint commercialization committee (the “JCC”) to review and discuss (1) the establishment of the Commercialization Plan; (2) the progress of the Commercialization of Licensed Products in the Territory; and (3) commercial issues relevant to the Territory and Entasis’s commercialization in other territories and global harmonization. Each Party shall appoint two (2) representatives to each of the JDC and the JCC, each of whom is an officer or employee of the applicable Party having sufficient knowledge regarding the relevant subject matter. The JDC and JCC will meet with the frequency of the JSC or such other frequency as the Parties may mutually agree.

3.4 Alliance Managers. Within [********] after the Effective Date, each Party shall appoint (and notify the other Party of the identity of) a representative having the appropriate qualifications (including a general understanding of pharmaceutical Development and Commercialization issues) to act as its alliance manager under this Agreement (“Alliance Manager”). The Alliance Managers will serve as the primary contact points between the Parties regarding the activities contemplated by this Agreement. The Alliance Managers will facilitate the flow of information and otherwise promote communication, coordination, and collaboration between the Parties, providing a single point of communication for seeking consensus both internally within each Party’s respective organization, including facilitating review of external corporate communications, and raising cross-Party and cross-functional disputes in a timely manner. Each Party may replace its Alliance Manager by written notice to the other Party.

ARTICLE 4

TRANSITION ACTIVITIES

4.1 Technology Transfer. Within [********] of the Effective Date, the Parties shall coordinate and agree to a technology transfer plan for Entasis to provide and transfer to Zai the Licensed Know-How (including clinical data) that exists on the Effective Date for the Licensed Products and a timeline for such technology transfer, which may be updated or amended by mutual agreement of the Parties (such schedule and timeline, the “Technology Transfer Plan”). Entasis shall transfer such Licensed Know-How to Zai in accordance with the Technology Transfer Plan, and Zai shall cooperate to facilitate the receipt of such transfer of Licensed Know-How (the “Initial Technology Transfer”). Thereafter, the Parties shall establish a process, upon Zai’s reasonable request, so that Entasis shall provide Zai with ongoing access to Licensed Know-How Controlled by Entasis that arises after the Effective Date for the Licensed Products (the “Continuing Technology Transfer,” and together with the Initial Technology Transfer, the “Technology Transfer”). Entasis shall provide Zai with reasonable access to Entasis personnel involved in the Development of the applicable Licensed Product, either in-person at Entasis’s facility or by teleconference.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

4.2 Technology Transfer Costs. Zai shall [********] in connection with the Technology Transfer. In addition, [********] to assist Zai in connection with the Technology Transfer. For the avoidance of doubt, Entasis shall [********] to assist Zai in connection with the Technology Transfer. [********].

ARTICLE 5

DEVELOPMENT PROGRAM

5.1 General. Zai shall be responsible, at its expense, for the conduct of the Development of the Lead Product and other Licensed Products for submission of Regulatory Approval in the Territory and Field, except for any matters expressly allocated to Entasis in the Development Plan. Zai shall initially conduct Development of the Lead Product and, subject to the terms of this Article 5, may Develop other Licensed Products for the Territory and the Field. In particular, Zai shall (i) lead and conduct the Phase 1 Clinical Trial activities of the Lead Product in the Territory, (ii) lead all NDA-enabling studies (other than the Pivotal Study) required by the CFDA for Regulatory Approval in the Territory, and (iii) provide to Entasis or its contract research organization clinical support solely to the extent set forth in the Development Plan or as otherwise agreed for Clinical Trials conducted by or on behalf of Entasis.

5.2 Development Plan. All Development of Licensed Products in the Territory under this Agreement shall be conducted pursuant to a written development plan (the “Development Plan”), as such Development Plan may be revised from time to time in accordance with this Section 5.2. The Development Plan shall contain [********]. As of the Effective Date, the Parties have agreed to the initial Development Plan, which is attached hereto as Exhibit 5.2 (the “Initial Development Plan”). From time to time, but at least every [********], Zai shall propose updates or amendments to the Development Plan in consultation with Entasis and submit such proposed updated or amended plan to the JSC for review, discussion, and approval. The Development Plan shall be focused on the most efficient path to Regulatory Approval in the Territory. Once approved by the JSC, the updated or amended Development Plan shall become effective.

5.3 Entasis Development Activities and Other Clinical Studies.

(a) Entasis Development Activities for the Territory. Entasis shall, at its expense, use Commercially Reasonable Efforts to perform all Development activities allocated to it under the Development Plan. Entasis shall provide to Zai reasonably detailed information with respect to Development activities for the Lead Product (or other Licensed Products, as applicable) conducted by Entasis outside the Territory, including the conduct of any Clinical Trials for Lead Products (or other Licensed Products, as applicable) that are reasonably expected to be included in a Regulatory Submission to the CFDA or a Regulatory Authority in the Territory.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(b) Pivotal Study. Entasis shall use Commercially Reasonable Efforts (either itself or through a Third Party contract research organization), at its expense, to conduct those activities associated with the global pivotal Phase III Clinical Trial for the Lead Product, as allocated to Entasis under and described in the Initial Development Plan (the “Pivotal Study”). The Initial Development Plan shall specify the responsible Party or contract research organization for all such activities. Pursuant to Section 5.6, Zai shall use Commercially Reasonable Efforts to conduct those activities for the Pivotal Study that take place in the Territory in accordance with the Development Plan. Zai shall be responsible for (i) [********] of Patient-Related Costs in the PRC for the Pivotal Study and (ii) [********] of Out-of-Pocket Costs incurred in connection with the Pivotal Study.

(c) Other Development Activities. In the event that any additional studies are necessary in the Territory to support Regulatory Approval of the Lead Product by either the FDA or the CFDA, the Parties shall amend the Development Plan to reflect such additional studies (subject to Section 3.1(e)). For any such additional studies, Zai shall be responsible for [********] of Patient-Related Costs in the PRC; provided, that [********].

5.4 Certain Additional Development and R&D Support.

(a) Multi-Region Trials.

(i) If Entasis directly conducts a Clinical Trial outside of the Territory for any Licensed Product other than the Lead Product that could reasonably be expected to generate data that will be used in and out of the Territory, Entasis shall notify Zai and provide Zai with an estimate of all costs associated with such Clinical Trial. In the event that Zai elects to receive a right of reference to the data resulting from such Clinical Trial, Zai shall notify Entasis of such election and shall thereafter reimburse Entasis for [********] of the out-of-pocket costs and any internal costs allocated in accordance with GAAP associated with such Clinical Trial up to the amount set forth in the estimate provided to Zai pursuant to this Section 5.4(a)(i) upon delivery of an invoice therefore in accordance with the payment terms of Article 9. For the avoidance of doubt, unless and until Zai notifies Entasis of its election to access data associated with such Clinical Trial, Zai shall have no payment obligations to Entasis with respect to such Clinical Trial and no right of reference to the data resulting from such Clinical Trial.

(ii) If Entasis desires to conduct a Clinical Trial (other than the Pivotal Study) both inside and outside of the Territory for any Licensed Product that could reasonably be expected to generate data that will be used in and out of the Territory, the Parties shall discuss the conduct of such Clinical Trial in good faith. Entasis shall notify Zai and provide Zai with an estimate of costs associated with such Clinical Trial allocated to the PRC [********]. If Zai desires to participate in the conduct of such Clinical Trial in the PRC, then Zai shall be responsible for the costs associated with such Clinical Trial allocated to the PRC, up to the amount set forth in the estimate provided to Zai pursuant to this Section 5.4(a)(ii). If Zai does not desire to participate in the conduct of such Clinical Trial in the PRC, (A) Entasis may conduct

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

such Clinical Trial in the countries in the Territory other than the PRC, (B) Zai shall have no payment obligations with respect to such Clinical Trial, and (C) Zai shall have no right of reference to the data resulting from any such Clinical Trial that relates to the applicable Licensed Product, unless such Licensed Product is the Lead Product.

(b) Research Support Payments. In each of Calendar Year 2018 and Calendar Year 2019, Zai shall pay to Entasis [********] for research and development support for the Lead Product.

5.5 Imipenem Combination.

(a) Zai-Proposed Imipenem Combination. At any time during the Term, Zai may propose to conduct Development of the combination of Licensed Products with Imipenem (an “Imipenem Combination”). Zai shall provide any such proposal in writing to Entasis with a draft outline of an initial Development Plan for such Imipenem Combination, together with any data and information generated by Zai to date in the conduct of its Development activities for the Licensed Products. If such notice is delivered prior to Initial FDA Approval, then following such notice, the Parties shall negotiate for a period of up to [********] on a Development Plan for such Imipenem Combination. For clarity, Zai may not Develop an Imipenem Combination without Entasis’s prior written consent prior to Initial FDA Approval of the Licensed Product. If Zai delivers such notice after Initial FDA Approval, then Zai may Develop an Imipenem Combination; provided, that such Development does not have, in the reasonable opinion of Entasis, a material adverse effect of the Development or Commercialization of a Licensed Product. For clarity, Zai may not conduct any development of any other ß-lactam antibiotics in combination with any Licensed Product during the Term without Entasis’s prior written consent.

(b) Entasis-Proposed Imipenem Combination. Entasis shall notify Zai reasonably in advance of any clinical Development of any Imipenem Combination for the U.S, and shall provide with such notice any data and information generated by Entasis to date in the conduct of its Development activities for the Licensed Products. Within [********] following such notice, Zai shall notify Entasis whether Zai desires to proceed with the Development of such Imipenem Combination for the Territory. If Zai does not timely deliver such notice or notifies Entasis that it does not wish to develop such Imipenem Combination for the Territory using data and information generated by Entasis in the conduct of its Development activities for the Licensed Products, then Zai shall retain the right to proceed with the Development of an Imipenem Combination in the Territory at its own cost and expense following such [********] period; provided that, Zai shall not have a right of reference to any data or information generated by Entasis in its Development of an Imipenem Combination for the U.S. If Zai notifies Entasis that it wishes to develop such Imipenem Combination for the Territory, then the Parties shall negotiate for a period of up to [********] on a Development Plan for the Imipenem Combination for the Territory. If the Parties agree on a Development Plan for the Imipenem Combination for the Territory, then the Parties shall use Commercially Reasonable Efforts to implement such Development Plan in accordance with the terms and conditions of this

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

Agreement. If the Parties are unable to agree on a Development Plan for the Imipenem Combination for the Territory, then the Parties shall resolve such matter in accordance with Section 15.4.

(c) Financial Support. If the Parties jointly develop an Imipenem Combination under Section 5.5(a) or Section 5.5(b), then Zai shall pay to Entasis [********] (i) [********], and (ii) [********], in each case ((i) and (ii)) for purposes of research and development support for such Imipenem Combination. For the avoidance of doubt, Zai’s financial support obligations set forth in this Section 5.5(c) shall be limited to [********], regardless of the number of years in which research and development activities are ongoing for such Imipenem Combination.

5.6 Diligence. Zai shall use Commercially Reasonable Efforts to Develop the Lead Product in the Field in the Territory. Without limiting the foregoing, Zai shall use Commercially Reasonable Efforts to (a) promptly conduct all clinical activities as described in the Development Plan, including the Pivotal Study in the Territory or a Registration Study in the Territory, following approval of a CTA from the CDFA to conduct such Clinical Trial and (b) seek Regulatory Approval for a Licensed Product in the Field in the Territory in at least [********] ([********]) countries or regions [********] within [********] after Regulatory Approval by the CFDA. Zai shall perform such obligations under the Development Plan in a professional manner, and in compliance in all material respects with the Development Plan and the requirements of Applicable Law, GCP, and cGMP. Changes in the scope or direction of the Development work under this Agreement that would require a material deviation from the Development Plan must be approved by the JSC.

5.7 Development Records. Each Party shall maintain, and shall require that its Affiliates and Sublicensees maintain, complete, current and accurate records in either tangible or electronic form of (a) all Development activities conducted by or on behalf of such Party and its Affiliates and Sublicensees related to Licensed Products; and (b) all significant information generated by or on behalf of such Party, its Affiliates and Sublicensees in connection with Development of Licensed Products under this Agreement. Each Party shall maintain such records in sufficient detail to properly reflect, in a good scientific manner, all significant work done and the results of studies and Clinical Trials undertaken and, further, at a level of detail appropriate for patent and regulatory purposes. Each Party shall document all non-clinical studies and Clinical Trials in formal written study reports according to Applicable Laws and national and international guidelines. Upon either Party’s request, the other Party shall, and shall cause its Affiliates and Sublicensees to, (i) provide to such Party copies of such records, and (ii) allow such Party to access, review and copy such records (including access to relevant databases). The receiving Party may use the data and results generated by or on behalf of the other Party, its Affiliates and Sublicensees for Licensed Products to Develop, Manufacture and Commercialize Licensed Products in its respective territory.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

5.8 Development Reports. Zai shall keep Entasis reasonably informed as to the progress and results of its and its Affiliates’ and Sublicensees’ Development activities under this Agreement. Without limiting the foregoing, the JSC will discuss at meetings the status, progress and results of the Development of Licensed Products in the Territory. At least [********] before each regularly scheduled JSC meeting, Zai shall provide the JSC with a written report summarizing its Development activities and the results thereof, covering subject matter at a level of detail reasonably required by Entasis and sufficient to enable Entasis to determine Zai’s compliance with its Development obligations hereunder. In addition, Zai shall make available to Entasis such additional information about its Development activities as may be reasonably requested by Entasis from time to time. Entasis shall keep Zai reasonably informed through the JSC as to any significant developments with respect to the Development of the Compounds or Licensed Products outside the Territory.

ARTICLE 6

REGULATORY

6.1 Holder of Regulatory Approvals and Regulatory Submissions. Entasis shall initially be the holder of Regulatory Approvals and Regulatory Submission for Licensed Products in the Territory. As soon as is practicable during the Term, the Parties shall cooperate in good faith to (a) enable the transfer of Manufacturing responsibilities for Licensed Products to Zai pursuant to Section 7.2, and (b) enable Zai to hold all Regulatory Approvals and Regulatory Submissions, whether by transfer to Zai of such Regulatory Approvals and Regulatory Submissions or through the submission of a new application for Regulatory Approval in the Territory submitted by Zai, in each case ((a) and (b)), to the extent permitted by Applicable Law and in accordance therewith. For clarity, Entasis shall reasonably cooperate with Zai, at Zai’s expense, to enable Zai to hold all such Regulatory Approvals and Regulatory Submissions.

6.2 Zai Responsibilities.

(a) During such time that Entasis is the holder of Regulatory Approvals and Regulatory Submissions for Licensed Products in the Territory, Zai shall conduct all regulatory activities delegated to Zai in this Agreement or by Entasis during the Term in connection with the Development and Commercialization of Licensed Products in the Territory at Zai’s sole cost and expense and as the express and authorized regulatory agent of record for Entasis in the Territory. Promptly after the Effective Date, the Parties shall execute such documents as are required for Zai to act as Entasis’s express and authorized regulatory agent of record in the Territory. Zai shall, and shall ensure that its Affiliates and Sublicensees, comply with all Applicable Law in its conduct of regulatory activities under this Agreement, and Zai shall use reasonable efforts, in its capacity as a regulatory agent of record for Entasis in the Territory, to comply with guidelines in the United States applicable to regulatory agents of record, to the extent that equivalent guidelines do not exist in the Territory, and only to the extent that such guidelines do not conflict with Applicable Law in the Territory. Subject to Section 6.1(a), Zai shall use Commercially Reasonable Efforts to obtain all Regulatory Approvals and Regulatory

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

Submissions necessary to Manufacture Licensed Products in the Territory as soon as practicable during the Term and to the extent permitted by Applicable Law and in accordance therewith. After Regulatory Approvals and Regulatory Submissions necessary for the Development and Commercialization of Licensed Products in the Territory are held by Zai, Zai shall be solely responsible for all regulatory activities, including making additional Regulatory Submissions and obtaining additional Regulatory Approvals, for Licensed Products from the Regulatory Authorities in the Territory, at its sole cost and expense; provided that, Zai undertakes any such activities in compliance with this Agreement to the same extent as if Zai were acting as Entasis’s authorized regulatory agent under this Agreement.

(b) Zai, either itself or on behalf of Entasis in accordance with the foregoing Section 6.1(a), shall apply for Regulatory Approval of Licensed Products in the PRC, provided that Zai has obtained, or has been provided with access by Entasis to, data sufficient for such Regulatory Submission.

(c) Zai shall keep Entasis informed of all material regulatory developments related to Licensed Products in the Territory and shall promptly notify Entasis in writing of any decision by any Regulatory Authority in the Territory regarding Licensed Products. Zai shall provide Entasis with drafts of all Regulatory Submissions within a reasonable time period prior to submission for review and comment, and shall consider in good faith any comments received from Entasis. In addition, Zai shall notify Entasis of any Regulatory Submissions received from any Regulatory Authority in the Territory and shall provide Entasis with copies thereof within [********] after receipt. If any such Regulatory Submission is not in the English language, Zai shall also provide Entasis with an English translation thereof as soon as practicable.

(d) Each Party shall provide the other Party with at least [********] prior written notice (or, to the extent such meeting or discussion is scheduled in less than [********], notice as quickly as practicable) of any meeting or discussion with any Regulatory Authority in the Territory related to Licensed Products. Zai shall lead any such meeting or discussion, provided, however, that Entasis or its designee shall have the right, but not the obligation, to attend such meeting or discussion. If Entasis elects not to attend such meeting or discussion, Zai shall provide Entasis with a written summary thereof in English promptly following such meeting or discussion.

6.3 Entasis Responsibilities. Entasis shall reasonably cooperate with Zai, at Entasis’s cost and expense, in obtaining any Regulatory Approvals for Licensed Products in the Territory by providing, to the extent Controlled by Entasis, access to Regulatory Approvals, Regulatory Submissions, clinical data, and other data, information, and documentation for Licensed Products outside of the Territory.

6.4 Right of Reference. Except as set forth in Section 5.4(a) or Section 5.5(b), each Party hereby grants to the other Party the right of reference to all Regulatory Submissions pertaining to Licensed Products in the Field submitted by or on behalf of such Party. Zai may use

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

such right of reference to Entasis’s Regulatory Submissions in the Field solely for the purpose of seeking, obtaining and maintaining Regulatory Approval of Licensed Products in Field in the Territory. Entasis may use the right of reference to Zai’s Regulatory Submissions in the Field solely for the purpose of seeking, obtaining and maintaining Regulatory Approval of Licensed Products outside the Territory.

6.5 Adverse Events Reporting.

(a) Promptly following the Effective Date, but in no event later than [********] thereafter, Zai and Entasis shall develop and agree to the worldwide safety and pharmacovigilance procedures for the Parties with respect to Licensed Products, such as safety data sharing and exchange, Adverse Events reporting and prescription events monitoring in a written agreement (the “Safety Agreement”). Such agreement shall describe the coordination of collection, investigation, reporting, and exchange of information concerning Adverse Events or any other safety problem of any significance, and product quality and product complaints involving Adverse Events, sufficient to permit each Party, its Affiliates, or Sublicensees to comply with its legal obligations. The Safety Agreement shall be promptly updated if required by changes in legal requirements. Each Party hereby agrees to comply with its respective obligations under the Safety Agreement and to cause its Affiliates and Sublicensees to comply with such obligations.

(b) Zai shall maintain an Adverse Event database for Licensed Products in the Territory, at its sole cost and expense, and, to the extent required by Applicable Laws, shall report quality complaints, Adverse Events and safety data related to Licensed Products to the applicable Regulatory Authorities in the Territory, as well as responding to safety issues and to all requests of Regulatory Authorities related to Licensed Products in the Territory. Zai shall provide to Entasis access to Zai’s Adverse Event database for the Territory. Entasis shall maintain a global Adverse Event database at its sole cost and expense, and shall provide Zai with information contained in such global Adverse Event database at JDC meetings, provided, that Entasis shall promptly provide Zai with any material Adverse Event information that arises between any such JDC meetings.

(c) Each Party shall comply with all Applicable Laws governing Adverse Events in its respective territory, and shall notify the other Party on a timely basis of any Adverse Events occurring in its respective territory. Each Party shall submit copies of reports of Adverse Events to the other Party simultaneously with submission to the applicable Regulatory Authorities. Each Party shall notify the other in a timely manner and in any event within twenty-four (24) hours of receiving any serious Adverse Event reports from Clinical Trials that each Party is monitoring, notice from a Regulatory Authority, independent review committee, data safety monitoring board or another similar Clinical Trial or post-marketing monitoring body alleging significant concern regarding a patient safety issue or other material information relevant to the safety or efficacy of Licensed Products.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

6.6 Regulatory Audits and Inspection. Upon reasonable notification, Entasis may conduct an audit of safety and regulatory systems, procedures and practices of Zai, including on-site evaluations. Further details including notification, timing, response and scope of such audits shall be included in the Safety Agreement. In addition, Zai shall promptly notify Entasis of any inspections relating to the Development and/or Commercialization of Licensed Products by any Regulatory Authority in the Territory, including the CFDA, of which it becomes aware. Unless prohibited by Applicable Laws, Zai shall permit Entasis’s representative to observe such inspection. Zai shall also provide Entasis with copies of all correspondences submitted to or received from the Regulatory Authority relating to such inspection.

6.7 No Harmful Actions. If either Party believes that the other Party is taking or intends to take any action with respect to Licensed Products that could have a material adverse impact upon the regulatory status of Licensed Products in such Party’s respective territory, then such Party may bring the matter to the attention of the JSC and the Parties shall attempt in good faith to resolve such concern. Without limiting the foregoing, unless the Parties otherwise agree: (a) neither Party shall communicate with any Regulatory Authority having jurisdiction in the other Party’s territory, unless so ordered by such Regulatory Authority, in which case such ordered Party shall immediately notify the other Party of such order; and (b) neither Party shall submit any Regulatory Submissions or seek Regulatory Approval for Licensed Products outside of its territory.

6.8 Remedial Actions. Each Party shall notify the other immediately, and promptly confirm such notice in writing, if it obtains information indicating that any Licensed Product may be subject to any recall, corrective action or other regulatory action by any Governmental Authority or Regulatory Authority (a “Remedial Action”). The Parties shall assist each other in gathering and evaluating such information as is necessary to determine the necessity of conducting a Remedial Action. Zai has sole discretion with respect to any matters relating to any Remedial Action in the Territory, including the decision to commence such Remedial Action and the control over such Remedial Action. The cost and expenses of any Remedial Action in the Territory shall be borne solely by Zai. Zai shall, and shall ensure that its Affiliates and Sublicensees will, maintain adequate records to permit the Parties to trace the distribution, sale and use of Licensed Products in the Territory. Notwithstanding the foregoing, any Remedial Action that relates to the manufacture and supply of Licensed Products by Entasis to Zai shall be governed by the terms and conditions of the applicable Supply Agreement.

ARTICLE 7

MANUFACTURE AND SUPPLY

7.1 Entasis Manufacture and Supply.

(a) Entasis shall, either by itself or through its Affiliates or Third Party contractors, Manufacture and supply to Zai, and Zai shall purchase from Entasis all of Zai’s and its Affiliates’ and Sublicensee’s requirements for Licensed Products (i) for use in the

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

Development of Licensed Products in the Field in the Territory, and (ii) subject to Section 7.2, for Commercialization of the Licensed Products in the Field in the Territory, in each case ((i) and (ii)) in accordance with Section 7.1(b) and the terms of the applicable Supply Agreement.

(b) Under the Supply Agreements, Entasis shall supply Licensed Products as bulk unlabeled finished dosage form, or as otherwise agreed by the Parties. Zai shall be responsible for the packaging and labeling of Licensed Products for use in the Development and Commercialization in the Field in the Territory, at Zai’s own cost and expense. Zai shall package and label Licensed Products with labels, product inserts and other labeling conforming to all Applicable Laws, including cGMPs, Regulatory Approval, approved labeling, and all other requirements of applicable Regulatory Authorities in the Territory.

(c) Under the Commercial Supply Agreement, Zai shall pay Entasis for Licensed Products supplied by Entasis for commercial use (and for Development purposes other than use in the Pivotal Study) at a transfer price equal to [********] of Entasis’s Fully Burdened Manufacturing Costs, as determined in accordance with GAAP. For the avoidance of doubt, Entasis shall provide Licensed Products to Zai for use in the Pivotal Study free of charge. The Fully Burdened Manufacturing Cost excludes sales, use, excise, value added, transfer or any other Taxes or duties levied or assessed by any Governmental Authority with respect to the transfer and sale of Licensed Products to Zai, all of which shall be paid by Zai. Entasis shall invoice Zai for the Fully Burdened Manufacturing Costs upon delivery of Licensed Products under the Supply Agreement, and, subject to the terms of the Supply Agreement (including terms regarding acceptance and rejection), Zai shall pay the invoiced Fully Burdened Manufacturing Costs within [********] after the date of the invoice.

(d) The Development Plan will include those Manufacturing activities to be performed by Entasis for the Territory, such as testing, readiness, validation and other activities, and Entasis shall use Commercially Reasonable Efforts to perform such activities. Zai shall reimburse Entasis for such activities upon invoice according to the budget set forth in the Development Plan. Further, until such time as Entasis has successfully completed the transfer of all Manufacturing Stages pursuant to Section 7.2 such that Zai has been fully enabled to Manufacture the Licensed Product in the Territory, Entasis shall maintain at least one (1) qualified third party contract manufacturing organization for the supply of Licensed Product.

(e) The Parties shall negotiate in good faith within [********] after the Effective Date a clinical supply agreement (the “Clinical Supply Agreement”) on substantially the same terms set forth in Exhibit 7.1(e) and such other terms and conditions that are included in supply agreements between Entasis and Third Party contract manufacturing organizations for clinical supply of Licensed Product for the Territory. If a technology transfer pursuant to Section 7.2 has not yet occurred [********] prior to the anticipated submission of an application for Regulatory Approval for a Licensed Product in the Territory, the Parties shall negotiate in good faith a commercial manufacturing and supply agreement (the “Commercial Supply Agreement”). The Commercial Supply Agreement shall have a mutually agreed duration,

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

include the price terms for Licensed Product set forth in this Agreement and contain such other terms and conditions that are consistent with Entasis’s supply agreements with Third Party contract manufacturing organizations.

7.2 Transfer of Manufacturing Responsibility.

(a) Upon written notice from Zai made any time after [********] after the Effective Date, Zai may request a technology transfer for any or all stages of the Manufacturing process of Licensed Product for which Entasis has completed Manufacturing process development (each such stage, a “Manufacturing Stage”). After receipt of any such request from Zai, Entasis shall promptly provide all assistance reasonably necessary to enable transfer of such Manufacturing Stage(s) to Zai or its designee, including (i) providing all available information relevant to such transfer, including available CMC documentation in Entasis’s control, pursuant to a written technology transfer plan as initially proposed by Entasis and mutually agreed upon by the Parties, and (ii) upon Zai’s request and at Zai’s expense, providing regulatory support to coordinate FDA inspection of Zai’s drug substance and drug product manufacturing facilities for Licensed Product by or on behalf of Zai. Zai shall reimburse Entasis’s good faith estimate of internal expenses and costs at the FTE Rate for FTEs engaged to assist Zai in connection with a Manufacturing Stage transfer initiated by Zai pursuant to this Section 7.2(a). In addition, Zai shall reimburse Entasis for all out-of-pocket expenses and costs incurred by Entasis to assist Zai in connection with such Manufacturing Stage transfer. Entasis shall invoice Zai on a [********] basis for the foregoing costs incurred by Entasis, and Zai shall pay the amount invoiced within [********] after the date of any such invoice.

(b) Upon written notice from Entasis made at any time after [********], Entasis may transfer, at Entasis’s expense, to Zai or its designee any or all Manufacturing Stages for Licensed Products, provided that Zai shall have the right to decline the transfer of any such Manufacturing Stage if Zai intends to internally develop such Manufacturing Stage. Following such notice, Entasis shall promptly provide all assistance reasonably necessary to enable transfer of such Manufacturing Stage(s) to Zai or its designee, including (i) providing all available information relevant to such transfer, including available CMC documentation in Entasis’s control, pursuant to a written technology transfer plan as initially proposed by Entasis and mutually agreed upon by the Parties, and (ii) upon Zai’s request and at Zai’s expense, providing regulatory support to coordinate FDA inspection of Zai’s drug substance and drug product manufacturing facilities for Licensed Product by or on behalf of Zai.

(c) Promptly following the successful completion of the transfer of all Manufacturing Stages that the Parties have agreed to transfer in accordance with Section 7.2(a) or Section 7.2(b) above (and in no event later than [********] after successful completion of the transfer of all such Manufacturing Stages), Zai shall initiate the Manufacture of the Licensed Products for commercial use, to the extent of the transferred Manufacturing Stages and to the extent authorized in accordance with all Applicable Laws and any requirements of applicable Regulatory Authorities (including any applicable Manufacturing licenses); provided, that Entasis

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

shall remain responsible for the continued supply of Licensed Products to Zai, its Affiliates, and its Sublicensees for commercial use in accordance with the terms and conditions set forth in Section 7.1 and the Commercial Supply Agreement (A) during the Manufacturing Stage transfer period and (B) for up to [********] after successful completion of transfer of all Manufacturing Stages and obtaining all Regulatory Approvals, in each case, that are necessary for Zai to fully Manufacture Licensed Products for commercial use; provided further that, if Zai is unable to Manufacture (or have Manufactured) the Licensed Products due to reasons outside of the reasonable control of the Parties, then Entasis shall agree to continued supply of Licensed Products to Zai for up to two additional [********] periods in the Territory under the applicable Supply Agreement. Notwithstanding the foregoing, if Zai is unable to Manufacture (or have Manufactured) the Licensed Products for commercial use by the conclusion of the [********] ([********]) additional [********] periods set forth in the immediately preceding sentence due to reasons outside of the reasonable control of the Parties, then the Parties shall [********], subject to [********]. For the avoidance of doubt, Entasis shall remain responsible for the supply of Licensed Products to Zai, its Affiliates, and its Sublicensees for clinical use in accordance with the terms and conditions set forth in Section 7.1 and the Clinical Supply Agreement notwithstanding any transfer of Manufacturing Stages hereunder.

ARTICLE 8

COMMERCIALIZATION

8.1 General. Zai shall be responsible, at its expense, for the Commercialization of Licensed Products in the Territory and in the Field in accordance with and subject to the terms of this Agreement. These commercial activities include: (a) developing and executing a commercial launch and pre-launch plan; (b) negotiating with applicable Governmental Authorities regarding the price and reimbursement status of Licensed Products; (c) marketing and promotion; (d) booking sales and distribution and performance of related services; (e) handling all aspects of order processing, invoicing and collection, inventory and receivables; (f) providing customer support, including handling medical queries, and performing other related functions; and (g) conforming its practices and procedures to Applicable Laws relating to the marketing, detailing and promotion of Licensed Products in the Territory.

8.2 Commercialization Plan. The Commercialization Plan shall contain in reasonable detail the major Commercialization activities planned for Licensed Products in the Territory and the anticipated timelines for achieving such activities. Zai shall deliver an initial Commercialization Plan to the JSC for review and discussion no later than [********] prior to the anticipated date of the first Regulatory Approval by CFDA for Licensed Products in the Territory. Thereafter, from time to time, but at least every [********], Zai shall propose updates or amendments to the Commercialization Plan in consultation with Entasis to reflect changes in such plans, including those in response to changes in the marketplace, relative success of Licensed Products, and other relevant factors influencing such plan and activities, and submit such proposed updated or amended plan to the JSC for review and discussion before adopting such update or amendment. Zai may conduct any of its activities under the Commercialization Plan through subcontractors or distributors.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

8.3 Diligence. Zai shall be responsible for Commercializing, and shall use Commercially Reasonable Efforts to Commercialize, Licensed Products in the Field in the Territory where Regulatory Approval has been received for such Licensed Products, and to conduct those activities set forth in the Commercialization Plan, at its sole cost and expense.

8.4 Commercialization Reports. Zai shall keep Entasis reasonably informed of its, its Affiliates’ and Sublicensees’ Commercialization activities with respect to Licensed Products in the Territory. Without limiting the foregoing, Zai shall update the JSC at each regularly scheduled JSC meeting regarding the Commercialization activities with respect to Licensed Products in the Territory. Each such update shall contain information sufficient to enable Entasis to determine Zai’s compliance with its diligence obligations. In addition, Zai shall cooperate with Entasis to respond any reasonable questions Entasis may have with respect to such commercialization reports provided pursuant to this Section 8.4.

8.5 Coordination of Commercialization Activities. The Parties recognize that they may benefit from the coordination of certain activities in support of the Commercialization of Licensed Products in and outside the Territory. As such, the Parties shall coordinate such activities where appropriate, which may include scientific and medical communication and product positioning. Each Party shall keep the JCC timely informed on the progress and results of its Commercialization of Licensed Products in its territory. Each Party may determine the price of Licensed Products sold in its territory and neither Party may direct, control, or approve the pricing of Licensed Products in the other Party’s territory. The Parties, through their respective representatives on the JSC, may develop and adopt the key distinctive colors, logos, images, symbols, and trademarks to be used in connection with the Commercialization of Licensed Products both in and outside the Territory (such branding elements, collectively, the “Global Brand Elements”). Entasis shall own all rights in such Global Brand Elements, and shall grant Zai the exclusive right to use such Global Brand Elements in connection with the Commercialization of Licensed Products in the Territory. Zai shall Commercialize Licensed Products in the Territory in a manner consistent with the Global Brand Elements, if any such Global Brand Elements are agreed to by the Parties.

8.6 Diversion. Each Party hereby covenants and agrees that it shall not, and shall ensure that its Affiliates and Sublicensees shall not, either directly or indirectly, promote, market, distribute, import, sell or have sold any Licensed Product, including via the Internet or mail order, to any Third Party or to any address or Internet Protocol address or the like in the other Party’s territory. Neither Party shall engage, nor permit its Affiliates and Sublicensees to engage, in any advertising or promotional activities relating to any Licensed Product for use directed primarily to customers or other buyers or users of Licensed Products located in any country or jurisdiction in the other Party’s territory, or solicit orders from any prospective purchaser located in any country or jurisdiction in the other Party’s territory. If a Party or its Affiliates or

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

Sublicensees receive any order for Licensed Products for use from a prospective purchaser located in a country or jurisdiction in the other Party’s territory, such Party shall immediately refer that order to such other Party and shall not accept any such orders. Neither Party shall, nor permit its Affiliates and Sublicensees to, deliver or tender (or cause to be delivered or tendered) any Licensed Product for use in the other Party’s territory.

8.7 Product Trademarks. Subject to Section 8.5, Zai may brand Licensed Products in the Territory using trademarks, logos, and trade names it determines appropriate for Licensed Products, which may vary by region or within a region (the “Product Marks”). Zai shall own all rights in the Product Marks in the Territory and shall register and maintain the Product Marks in the Territory that it determines reasonably necessary, at Zai’s cost and expense. Zai shall consult with Entasis and consider Entasis’s comments in good faith in the selection and design of the Product Marks.

8.8 Patent Marking. Zai shall mark all Licensed Product in accordance with the applicable patent marking laws, and shall require all of its Affiliates and Sublicensees to do the same. To the extent permitted by Applicable Law, Zai shall indicate on the product packaging, advertisement and promotional materials that Licensed Products is in-licensed from Entasis.

ARTICLE 9

PAYMENTS AND MILESTONES

9.1 Upfront Payment. In partial consideration of the rights granted by Entasis to Zai hereunder, Zai shall pay to Entasis a non-creditable, non-refundable payment in the amount of Five Million Dollars ($5,000,000) within [********] of the Effective Date.

9.2 Development Milestones Payments. In partial consideration of the rights granted herein, and subject to the remainder of this Section 9.2, Zai shall pay to Entasis the following milestone payments within [********] of the first achievement (whether by Entasis, Zai, its/their Affiliates or Sublicensees) of the corresponding milestone events set forth below.

Milestone Event	Milestone Payment
1. [********] in the [********]	[********]
2. [********] in a [********] for the [********] in the [********]	[********]
3. [********] of [********] in [********]	[********]
4. [********] of [********] in [********]	[********]
5. [********] of [********] in [********]	[********]
6. [********] in the [********] for a [********]	[********]
7. [********] for a [********] in [********] for [********]	[********]
8. [********] for a [********] in [********] in [********]	[********]

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

For clarity, if any of Milestone Events1–4 or 6–7 with respect to the applicable Licensed Product is skipped, then the achievement of a subsequent milestone triggers the payment of all preceding unpaid milestones. Further, if the Parties do not intend to [********] for the [********] in [********] other than [********] (i.e., [********]), then Zai shall pay Entasis [********] upon achievement of [********].

Notwithstanding anything to the contrary, if within [********] after Regulatory Approval in the PRC, Zai has not achieved [********], then Zai shall pay Entasis [********] and [********]; provided, that [********].

9.3 Sales Milestone Payments.

(a) General. In partial consideration of the rights granted herein, and subject to the remainder of this Section 9.3, Zai shall pay to Entasis the following milestone payments within [********] of the first achievement (whether by Zai, its Affiliates or Sublicensees) of the corresponding milestone events set forth below.

Milestone Event	Milestone Payment
1. First Calendar Year that annual Net Sales of Licensed Products in the Territory Exceeds [********]	[********]
2. First Calendar Year that annual Net Sales of Licensed Products in the Territory Exceeds [********]	[********]
3. First Calendar Year annual Net Sales of Licensed Products in the Territory Exceeds [********]	[********]
4. First Calendar Year that annual Net Sales of Licensed Products in the Territory Exceeds [********]	[********]

(b) Achievement of Multiple Thresholds. For clarity, if annual Net Sales in a given Calendar Year exceed more than one applicable threshold, then all corresponding milestone payments are payable.

(c) Regulatory Submission Delay. In the event that (i) the CFDA requires a modification or supplement to the protocol (e.g., additional data, studies or patients) for the Pivotal Study in the PRC, (ii) such modification or supplement is necessary for a Regulatory Submission of the Lead Product in the PRC, (iii) Entasis elects not to address the additional information required by the CFDA through a modification or supplement to the global protocol

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

for the Pivotal Study, and (iv) the foregoing delays, from the Regulatory Submission date set forth in the Development Plan, Zai’s Regulatory Submission for the Lead Product in the PRC (notwithstanding Zai’s use of Commercially Reasonable Efforts to do so), then the sales milestone payments set forth in Section 9.3(a) above shall be reduced sequentially by the Reduction Amount. By way of example, if all of the conditions set forth in this Section 9.3(c)(i)–(iv) are met and Zai makes a Regulatory Submission for the Lead Product in the PRC [********] after Regulatory Submission of the Lead Product in the U.S. (resulting in a total Reduction Amount of [********]), then [********] of the Reduction Amount shall first be applied to Milestone Payment 1 above, and the remaining [********] of the Reduction Amount shall then be applied to Milestone Payment 2 above.

9.4 Royalty Payments. During the Royalty Term for an applicable Licensed Product, Zai shall make quarterly non-refundable, non-creditable royalty payments to Entasis on the Net Sales of all such Licensed Product sold in the Territory, as calculated by multiplying the applicable royalty rate set forth below by the corresponding amount of incremental, aggregated Net Sales of all such Licensed Products sold in the Territory in the applicable Calendar Year.

For that portion of annual Net Sale of all Licensed Product in the Territory	Royalty Rate
1. Less than or equal to [********]	[********]%
2. Greater than [********] but less than or equal to [********]	[********]%
3. Greater than [********]	[********]%

9.5 Royalty Term. Zai shall pay royalties under Section 9.4, on a country-by-country and Licensed Product-by-Licensed Product basis, on Net Sales during the period of time beginning on the First Commercial Sale of such Licensed Product in such country and continuing until the later of: (i) ten (10) years after the First Commercial Sale of such Licensed Product in such country, (ii) the expiration or abandonment of the last-to-expire Valid Claim in such country that Covers such Licensed Product, and (iii) the expiration of Regulatory Exclusivity for the Licensed Product in such country (the “Royalty Term”).

9.6 Reductions.

(a) No Valid Claim. In each Calendar Quarter during the Royalty Term for a particular Licensed Product and country in which there is no Valid Claim, Zai shall pay royalties to Entasis for such Licensed Product and country at a rate that is reduced by [********] (in each Net Sales tier) of the royalty rates set forth in Section 9.4.

(b) Generic Reduction. If, in any country in the Territory during the Royalty Term for a Licensed Product, sales of all Generic Products to such Licensed Product in such

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

country in a Calendar Quarter exceed [********] of the unit volume of all sales of such Licensed Product plus the unit volume of all sales of such Generic Products to such Licensed Product in such country, then the then-applicable royalty rates (i.e., as set forth in Section 9.4) for such Calendar Quarter for Licensed Product sold in such country will be reduced by [********] of the royalty rates then applicable. All such determinations of the unit volume of sales shall be based upon a mutually acceptable calculation method using market share data provided by a reputable and mutually agreed upon provider, such as IMS Health.

(c) Anti-Stacking. If Zai is required to obtain a license to any Third Party Patent with respect to the Licensed Product that is reasonably necessary to avoid infringement of a Third Party Patent by the Licensed Product in the Territory, then, during the Royalty Term, Zai may deduct from any royalty payments to Entasis under Section 9.4 [********] of any payments made by Zai or its Affiliates or Sublicensees to Third Parties for any such license in the Field in the Territory. Zai may carry forward to subsequent Calendar Quarters any deductions under this Section 9.6(c)that it was not able to deduct as a result of Section 9.6(d).

(d) Cumulative Deductions. In no circumstances will the royalties payable to Entasis under Section 9.4 in any Calendar Year be reduced, as a result of Section 9.6(a)–(c) below [********] of the royalties otherwise payable under Section 9.4. Zai may carry forward to subsequent Calendar Quarters any deductions that it was not able to deduct as a result of the foregoing proviso.

9.7 Royalty Report and Payment. After the First Commercial Sale of any Licensed Product in the Territory, within [********] after each Calendar Quarter (except with respect to countries in the Territory where Zai has granted sublicenses, in which case, within [********] after each Calendar Quarter), Zai shall provide Entasis with a report that contains the following information for the applicable Calendar Quarter, on a product-by-product and country-by-country basis: (i) the amount of gross sales of Licensed Products, (ii) an itemized calculation of Net Sales showing separately each type of reductions provided for in the definition of “Net Sales,” (iii) a calculation of the royalty payment due on such sales in Dollars, including the exchange rate. Promptly following the delivery of the applicable quarterly report, Entasis shall invoice Zai for the royalties due to Entasis with respect to Net Sales by Zai, its Affiliates and their respective sublicensees for such Calendar Quarter, and Zai shall pay such amounts to Entasis in Dollars within [********] following Zai’s receipt of such invoice, provided that, if a government or regulatory action (or inaction) prevents Zai from making such payment to Entasis within such [********] period, then Zai shall have up to [********] following its receipt of such invoice from Entasis to remit such payment to Entasis.

9.8 Currency; Exchange Rate. All payments to be made by Zai to Entasis under this Agreement shall be made in Dollars by bank wire transfer in immediately available funds to a bank account designated by written notice from Entasis. The rate of exchange to be used in computing the amount of currency equivalent in Dollars shall be made at the average of the closing exchange rates reported in The Wall Street Journal (U.S., Eastern Edition) for the first, middle and last Business Days of the applicable reporting period for the payment due.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

9.9 Late Payments. If Entasis does not receive payment of any sum due to it on or before the due date therefor, simple interest shall thereafter accrue on the sum due to Entasis from the due date until the date of payment at a per-annum rate of prime (as reported in The Wall Street Journal (U.S., Eastern Edition)) plus [********] or the maximum rate allowable by Applicable Law, whichever is less.

9.10 Financial Records and Audits. Zai shall (and shall ensure that its Affiliates and Sublicensees will) maintain complete and accurate records in accordance with GAAP and in sufficient detail to permit Entasis to confirm the accuracy of Net Sales and royalty payments due under this Agreement. Upon no less than [********] prior notice, such records shall be open for examination, during regular business hours, for a period of [********] from the creation of individual records, and not more often than [********], by an independent certified public accountant selected by Entasis and reasonably acceptable to Zai, for the sole purpose of verifying for Entasis the accuracy of the Net Sales and royalty reports provided by Zai under this Agreement. Such auditor shall enter into a reasonable non-disclosure agreement, and shall not disclose Zai’s Confidential Information to Entasis or to any Third Party, except to the extent such disclosure is necessary to verify the accuracy of the financial reports furnished by Zai or the amount of payments by Zai under this Agreement. Entasis shall bear the cost of such audit unless such audit reveals an underpayment by Zai of more than [********] of the amount actually due for the time period being audited, in which case Zai shall reimburse Entasis for the costs of such audit. Zai shall pay to Entasis any underpayment discovered by such audit within [********] after the accountant’s report, plus interest from the original due date. In the event that such audit reveals an overpayment by Zai for the time period being audited, then Zai may offset such overpayment against any future amounts owed to Entasis under this Article 9. Zai shall include in each relevant sublicense granted by it a provision requiring the Sublicensee to maintain records of sales of Licensed Products made pursuant to such sublicense and to grant access to such records to the same extent and under the same obligations as required of Zai under this Agreement.

9.11 Taxes.

(a) Taxes on Income. Each Party shall be solely responsible for the payment of any and all Taxes levied on account of all payments it receives under this Agreement.

(b) Tax Responsibility. Except as otherwise set forth in this Section 9.11, Entasis shall bear any Taxes required to be deducted or withheld by Zai under Applicable Law on any payments by Zai to Entasis under this Agreement. If Zai is required to deduct or withhold Taxes on any payments payable to Entasis under this Agreement, Zai shall (i) pay the amount of such Taxes to the proper Governmental Authority in a timely manner; and (ii) promptly transmit to Entasis an official tax certificate or other evidence of such payment sufficient to enable

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

Entasis to claim such payment of Taxes on Entasis’s applicable tax returns. Zai shall provide Entasis with advance notice prior to withholding any Taxes from payments payable to Entasis and shall provide Entasis with a commercially reasonable period of time to claim an exemption or reduction in otherwise applicable Taxes. Entasis shall provide Zai with any tax forms that may be reasonably necessary in order for Zai to not withhold Tax or to withhold Tax at a reduced rate under an applicable bilateral income tax treaty, to the extent Zai is legally able to do so. Entasis shall use reasonable efforts to provide any such tax forms to Zai in advance of the due date. Each Party shall provide the other with reasonable assistance to enable the recovery, as permitted by Applicable Laws, of withholding Taxes or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of Zai if Zai is the Party bearing such withholding Tax under this Section 9.11. In addition, the Parties shall cooperate in accordance with Applicable Laws to minimize indirect Taxes (such as value added tax, sales tax, consumption tax and other similar Taxes) in connection with this Agreement.

(c) VAT Tax; Gross-Up. The Parties acknowledge and agree that Zai is permitted under this Agreement to withhold VAT from amounts payable to Entasis. Notwithstanding the foregoing, if Zai withholds VAT from any amounts otherwise payable to Entasis under Section 9.2, Section 9.3 or Section 9.4 (any such withheld amount, a “VAT Withholding”), and is later able to recover some or all of such VAT Withholding from any Governmental Authority in the Territory (either as a credit or a return) (a “VAT Credit”), then Zai shall pay to Entasis within [********] of receipt of such VAT Credit [********] of such VAT Credit; provided that in no event shall Zai be required to make any such payment until all accumulated input VAT has been offset by Zai’s output VAT.

9.12 Blocked Currency. If by Applicable Laws in a country or region in the Territory, conversion into Dollars or transfer of funds of a convertible currency to the United States becomes restricted, forbidden or substantially delayed, then Zai shall promptly notify Entasis and, thereafter, amounts accrued in such country or region under this Article 9 shall be paid to Entasis (or its designee) in such country or region in local currency by deposit in a local bank designated by Entasis and to the credit of Entasis, unless the Parties otherwise agree.

9.13 Third Party Payments.

(a) Prior to Effective Date. For the avoidance of doubt, Entasis shall be responsible for any and all payments due to Third Parties under agreements entered into prior to the Effective Date, including [********], in connection with the grant of any rights to any intellectual property included in the Licensed Technology to Zai.

(b) After the Effective Date. If Entasis Controls any Patent, Know-How or other intellectual property right after the Effective Date through a license from a Third Party (“Third Party IP”) that would be included in the definition of Licensed Technology, then Entasis shall promptly inform Zai of the terms of such license and such Third Party IP, and Zai shall inform Entasis within [********] after receipt of such notice whether Zai wishes to include

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

such Third Party IP in the Licensed Technology. If Zai so elects, then such Third Party IP will be included in the Licensed Technology, and (i) if such Third Party IP [********], then Zai shall reimburse Entasis for [********] of the [********] payable by Entasis to such Third Party directly as a result of the Development, Manufacture, and Commercialization of Licensed Products by or on behalf of Zai in the Territory and (ii) for all other Third Party IP, then Zai shall reimburse Entasis for [********] of the [********] payable by Entasis to such Third Party directly as a result of the Development, Manufacture, and Commercialization of Licensed Products by or on behalf of Zai in the Territory; provided that, [********]. For any payment that is due to such Third Party partially due to the Development, Manufacture, and Commercialization of Licensed Products by or on behalf of Zai in the Territory (e.g., sales-based milestones), the Parties shall negotiate and agree in good faith on an allocation for which Zai shall reimburse Entasis.

ARTICLE 10

CONFIDENTIALITY

10.1 Nondisclosure Obligation.

(a) For the Term of this Agreement and [********] thereafter, the Party receiving the Confidential Information of the other Party (such receiving Party, the “Receiving Party”) shall keep confidential and not publish, make available or otherwise disclose any Confidential Information to any Third Party, without the express prior written consent of the Party that disclosed such Confidential Information (the “Disclosing Party”); provided however, the Receiving Party may disclose the Confidential Information to its Affiliates, officers, directors, employees, agents, consultants and/or independent contractors (including Sublicensees) of such Receiving Party who need to know the Confidential Information in connection with the exercise of rights and performance of obligations under this Agreement, and who are bound by confidentiality obligations with respect to such Confidential Information. The Receiving Party shall exercise at a minimum the same degree of care it would exercise to protect its own confidential information (and in no event less than a reasonable standard of care) to keep confidential the Confidential Information. The Receiving Party shall use the Confidential Information solely in connection with the purposes of this Agreement.

(b) It shall not be considered a breach of this Agreement if the Receiving Party discloses Confidential Information to comply with a lawfully issued court or governmental order or with a requirement of Applicable Law or the rules of any internationally recognized stock exchange; provided that: (i) the Receiving Party gives prompt written notice of such disclosure requirement to the Disclosing Party and cooperates with the Disclosing Party’s efforts to oppose such disclosure or obtain a protective order for such Confidential Information, and (ii) if such disclosure requirement is not quashed or a protective order is not obtained, the Receiving Party shall only disclose those portions of the Confidential Information that it is legally required to disclose and shall make a reasonable effort to obtain confidential treatment for the disclosed Confidential Information.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

10.2 Scientific Publication. The JSC shall discuss the publication strategy for the publication of scientific papers, abstracts, meeting presentations and other disclosure of the results of the studies carried out under this Agreement, taking into consideration the Parties’ interest in publishing the results of the Development work to obtain recognition within the scientific community and to advance the state of scientific knowledge, and the need to protect Confidential Information, intellectual property rights and other business interests of the Parties. Zai shall provide Entasis with the opportunity to review and comment on any proposed publication that pertains to Licensed Products at least [********] prior to its intended submission for publication. Entasis shall provide Zai with its comments, if any, within [********] after the receipt of such proposed publication. Zai shall consider in good faith the comments provided by Entasis and shall comply with Entasis’s request to: (a) remove any and all Confidential Information of Entasis from such proposed publication; and (b) delay the proposed submission for a period up to [********] as may be reasonably necessary to seek patent protection for the information disclosed in the proposed publication. Entasis shall notify Zai of any proposed publication that is related to a Licensed Product and provide a copy of such publication to Zai within [********] after such proposed publication is accepted for publication. Each Party agrees to acknowledge the contribution of the other Party and its employees in all publications as scientifically appropriate.

10.3 Publicity; Use of Names.

(a) Each of the Parties agrees not to disclose to any Third Party the terms and conditions of this Agreement without the prior approval of the other Party, except to advisors (including consultants, financial advisors, attorneys and accountants), potential and existing investors, acquirers or sublicensees, in each case on a need-to-know basis and under obligations of confidentiality consistent with industry standards, provided that, with respect to disclosures to potential and existing investors, acquirers or sublicensees, the Parties mutually agree upon a redacted version of this Agreement for purposes of such disclosure to protect the Confidential Information of each Party.

(b) The Parties have agreed upon the initial press release to announce the execution of this Agreement in the form attached hereto as Exhibit 10.3; thereafter, Entasis and Zai may each disclose to Third Parties the information contained in such press release(s) without the need for further approval by the other.

(c) The Parties acknowledge that either or both Parties may be obligated to file under Applicable Laws a copy of this Agreement with the U.S. Securities and Exchange Commission or other Governmental Authorities. Each Party may make such a required filing, provided that it requests confidential treatment of the commercial terms and sensitive technical terms hereof and thereof to the extent such confidential treatment is reasonably available to such Party. In the event of any such filing, each Party shall provide the other Party with a copy of this Agreement marked to show provisions for which such Party intends to seek confidential treatment and shall reasonably consider and incorporate the other Party’s reasonable comments thereon to the extent consistent with the legal requirements, with respect to the filing Party, governing disclosure of material agreements and material information that must be publicly filed.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(d) The Parties acknowledge the importance of supporting each other’s efforts to publicly disclose results and significant developments regarding Licensed Products for use in the Field in the Territory and other activities in connection with this Agreement, beyond what may be strictly required by Applicable Laws and the rules of a recognized stock exchange, and Entasis may make such disclosures from time to time with respect to Licensed Products with the approval of Zai, which approval shall not be unreasonably withheld, conditioned or delayed. Such disclosures may include achievement of significant events in the Development (including regulatory process) or Commercialization of Licensed Products for use in the Field in the Territory. Unless otherwise requested by the applicable Party, each Party shall indicate that Entasis is the licensor of Licensed Products, Licensed Patents, and Licensed Know-How, as applicable, in each public disclosure issued by such Party regarding Licensed Products.

ARTICLE 11

REPRESENTATIONS, WARRANTIES, AND COVENANTS

11.1 Representations, Warranties, and Covenants of Each Party. Each Party represents and warrants, and covenants to the other Party as of the Effective Date that:

(a) it is a company or corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, including the right to grant the licenses granted by it hereunder; and

(b) (i) it has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (ii) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and (iii) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms;

(c) it is not a party to any agreement that would prevent it from granting the rights granted to the other Party under this Agreement or performing its obligations under this Agreement;

(d) in the course of performing its obligations or exercising its rights under this Agreement, it shall comply with all Applicable Laws, including as applicable, cGMP, GCP, and GLP standards, and shall not employ or engage any party who has been debarred by any Regulatory Authority, or, to such Party’s knowledge, is the subject of debarment proceedings by a Regulatory Authority.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

11.2 Representations and Warranties of Entasis. Entasis represents and warrants to Zai that, as of the Effective Date:

(a) it has the right under the Licensed Technology to grant the licenses to Zai as purported to be granted under Section 2.1 of this Agreement, and it has not granted any license or other right under the Licensed Technology that is inconsistent with the license granted to Zai under Section 2.1.

(b) it has not received any written notice from any Third Party asserting or alleging that the Development of Licensed Products prior to the Effective Date infringed or misappropriated the intellectual property rights of such Third Party;

(c) there are no pending, and to Entasis’s knowledge, no threatened, adverse actions, suits or proceedings (including interferences, reissues, reexaminations, cancellations, oppositions, nullity actions, invalidation actions or post-grant reviews) against Entasis involving the Licensed Technology or Licensed Products;

(d) it has not received any communications from any Regulatory Authority describing any matters specific to a Licensed Product, or to any class of drugs to which a Licensed Product belongs, that may be necessary to be overcome to obtain Regulatory Approval of any Licensed Product;

(e) the Licensed Technology includes all Know-How and Patents owned or otherwise Controlled by Entasis or its Affiliates that is necessary or useful to Develop, Manufacture or Commercialize Compounds or Licensed Products in the Field in the Territory as such Development, Manufacture and Commercialization is contemplated to be conducted by the Parties hereunder;

(f) neither Entasis nor its Affiliates has licensed to a Third Party any Know-How or Patents that are necessary or useful to Develop, Manufacture or Commercialize Compounds or Licensed Products in the Field in the Territory;

(g) Entasis owns or Controls all Patents and Know-How conceived, reduced to practice or created by [********] (including by inventors obligated to assign their rights in applicable intellectual property to [********]) that are necessary or useful to Develop, Manufacture or Commercialize Compounds or Licensed Products in the Field in the Territory;

(h) Entasis, or its Affiliates, is the registered applicant of the Licensed Patents in the countries in the Territory set forth on Exhibit 1.72;

(i) Entasis has complied with all Applicable Laws applicable to (i) the prosecution and maintenance of the Licensed Patents and (ii) its Development and Manufacture of Compounds and Licensed Products;

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(j) (i) Entasis has obtained, or caused its Affiliates to obtain, assignments from the inventors of all rights and embodiments in and to the Licensed Technology that is solely owned by Entasis or its Affiliates, (ii) all such assignments are valid and enforceable, and (iii) the inventorship of the Licensed Patents that are solely owned by Entasis or its Affiliates is properly identified on each issued patent or patent application in such Licensed Patents; and

(k) Entasis and its Affiliates have taken Commercially Reasonable Efforts consistent with industry practices to protect the secrecy, confidentiality and value of all Licensed Know-How that constitutes trade secrets under Applicable Law.

11.3 Representations, Warranties, and Covenants of Zai. Zai represents, warrants, and covenants to Entasis that as of the Effective Date:

(a) there are no legal claims, judgments or settlements against or owed by Zai, or pending or, to Zai’s actual knowledge, threatened, legal claims or litigation, in each case, relating to antitrust, anti-competition, anti-bribery or corruption violations;

(b) Zai and its Affiliates is not, and has not been, debarred or disqualified by any Regulatory Authority; and

(c) Zai has, or shall obtain, sufficient technical, clinical, and regulatory expertise to perform all of its obligations pursuant to this Agreement, including its obligations relating to Development, Commercialization, and obtaining Regulatory Approvals for Licensed Products in the Territory.

11.4 NO OTHER WARRANTIES. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, ARE MADE OR GIVEN BY OR ON BEHALF OF A PARTY. ALL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED. Zai acknowledges and agrees that Licensed Products is the subject of ongoing clinical research and development and that Entasis cannot assure the safety or usefulness of Licensed Products.

11.5 Compliance with Anti-Corruption Laws.

(a) Notwithstanding anything to the contrary in this Agreement, Zai hereby agrees that:

(i) it shall not, and shall ensure that its Affiliates will not, in the performance of this Agreement, perform any actions that are prohibited by local and other anti-corruption laws (including the provisions of the U.S. Foreign Corrupt Practices Act, collectively “Anti-Corruption Laws”) that may be applicable to one or both Parties to this Agreement;

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(ii) it shall not, and shall ensure that its Affiliates will not, in the performance of this Agreement, directly or indirectly, make any payment, or offer or transfer anything of value, or agree or promise to make any payment or offer or transfer anything of value, to a government official or government employee, to any political party or any candidate for political office or to any other Third Party with the purpose of influencing decisions related to either Party and/or its business in a manner that would violate Anti-Corruption Laws;

(iii) it shall, and shall ensure that its Affiliates will, on an annual basis upon request by Entasis, verify in writing that to the best of Zai’s knowledge, there have been no violations of Anti-Corruption Laws by Zai or persons employed by or subcontractors used by Zai in the performance of this Agreement, or shall provide details of any exception to the foregoing; and

(iv) it shall, and shall ensure that its Affiliates will, maintain records (financial and otherwise) and supporting documentation related to the subject matter of this Agreement to document or verify compliance with the provisions of this Section 11.5, and upon request of Entasis, up to [********] and upon reasonable advance notice, shall provide Entasis or its representative with access to such records for purposes of verifying compliance with the provisions of this Section 11.5.

(b) Zai represents and warrants that, to its knowledge, neither Zai nor any of its Affiliates, directors, officers, employees, distributors, agents, representatives, sales intermediaries or other Third Parties acting on behalf of Zai or any of its Affiliates:

(i) has taken any action in violation of any applicable anticorruption law, including the U.S. Foreign Corrupt Practices Act (15 U.S.C. § 78 dd-1 et seq.); or

(ii) has corruptly, offered, paid, given, promised to pay or give, or authorized the payment or gift of anything of value, directly or indirectly, to any Public Official (as defined in Section 11.5(d) below), for the purposes of:

(1) influencing any act or decision of any Public Official in his official capacity;

(2) inducing such Public Official to do or omit to do any act in violation of his lawful duty;

(3) securing any improper advantage; or

(4) inducing such Public Official to use his or her influence with a government, governmental entity, or commercial enterprise owned or controlled by any government (including state-owned or controlled veterinary or medical facilities) in obtaining or retaining any business whatsoever.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(c) Zai further represents and warrants that, as of the Effective Date, none of the officers, directors, employees, of Zai or of any of its Affiliates or agents acting on behalf of Zai or any of its Affiliates, in each case that are employed or reside outside the United States, are themselves Public Officials.

(d) For purposes of this Section 11.5, “Public Official” means (i) any officer, employee or representative of any regional, federal, state, provincial, county or municipal government or government department, agency or other division; (ii) any officer, employee or representative of any commercial enterprise that is owned or controlled by a government, including any state-owned or controlled veterinary or medical facility; (iii) any officer, employee or representative of any public international organization, such as the African Union, the International Monetary Fund, the United Nations or the World Bank; and (iv) any person acting in an official capacity for any government or government entity, enterprise or organization identified above.

ARTICLE 12

INDEMNIFICATION

12.1 By Zai. Zai shall indemnify and hold harmless Entasis, its Affiliates, and their directors, officers, employees and agents (individually and collectively, the “Entasis Indemnitees”) from and against all losses, liabilities, damages and expenses (including reasonable attorneys’ fees and costs) incurred in connection with any claims, demands, actions or other proceedings by any Third Party (individually and collectively, “Losses”) first arising after the Effective Date to the extent arising from (a) the Development and Commercialization of the Compounds or Licensed Products in the Territory by Zai or any of its Affiliates or Sublicensee, including product liability claims but excluding claims resulting from Entasis’s Manufacture of the Licensed Products, (b) actions taken by Zai as Entasis’s regulatory agent under Section 6.2, (c) the negligence, illegal conduct or willful misconduct of Zai, or (d) Zai’s breach of any of its representations or warranties made in or pursuant to this Agreement or any covenants or obligations set forth in or entered into pursuant to this Agreement, in each case of clauses (a) through (d) above except to the extent such Losses arise out of a claim for which Entasis has an obligation to indemnify under Section 12.2.

12.2 By Entasis. Entasis shall indemnify and hold harmless Zai, its Affiliates, and their directors, officers, employees and agents (individually and collectively, the “Zai Indemnitees”) from and against all Losses to the extent arising from (a) the negligence, illegal conduct or willful misconduct of Entasis, (b) Entasis’s breach of any of its representations or warranties made in or pursuant to this Agreement or any covenants or obligations set forth in or entered into pursuant to this Agreement, or (c) the Development, Manufacture or Commercialization of the Compounds or Licensed Products outside of the Territory, or inside the

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

Territory as set forth in this Agreement, by or on behalf of Entasis or any of its Affiliates or sublicensees, including product liability claims, in each case of clauses (a) through (c) above, except to the extent such Losses arise out of any of a arise out of a claim for which Zai has an obligation to indemnify under Section 12.1.

12.3 Defined Indemnification Terms. Either of the Zai Indemnitees or the Entasis Indemnitees is an “Indemnitee” for the purpose of this Article 12, and the Party that is obligated to indemnify the Indemnitee under Section 12.1 or Section 12.2 shall be the “Indemnifying Party.”

12.4 Defense. If any such claims or actions are made, the Indemnifying Party shall defend the Indemnitee at the Indemnifying Party’s sole expense using counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnitee, provided that the Indemnitee may, at its own expense, also be represented by counsel of its own choosing. The Indemnifying Party has the sole right to control the defense of any such claim or action, subject to the terms of this Article 12.

12.5 Settlement. The Indemnifying Party may settle any such claim, demand, action or other proceeding or otherwise consent to an adverse judgment (a) with prior written notice to the Indemnitee but without the consent of the Indemnitee where the only liability to the Indemnitee is the payment of money and the Indemnifying Party makes such payment, or (b) in all other cases, only with the prior written consent of the Indemnitee, such consent not to be unreasonably withheld or delayed.

12.6 Notice. The Indemnitee shall notify the Indemnifying Party promptly of any claim, demand, action or other proceeding under Sections 12.1 or 12.2 and shall reasonably cooperate with all reasonable requests of the Indemnifying Party with respect thereto.

12.7 Permission by Indemnifying Party. The Indemnitee may not settle any such claim, demand, action or other proceeding or otherwise consent to an adverse judgment in any such action or other proceeding or make any admission as to liability or fault without the express written permission of the Indemnifying Party.

12.8 LIMITATION OF LIABILITY. EXCEPT FOR DAMAGES AVAILABLE FOR A PARTY’S BREACH OF THE CONFIDENTIALITY OBLIGATIONS SET FORTH HEREIN, AND SUBJECT TO AND WITHOUT LIMITING THE INDEMNIFICATION OBLIGATIONS OF EACH PARTY WITH RESPECT TO THIRD PARTY CLAIMS UNDER SECTION 12.1 OR 12.2, NO PARTY OR ANY OF ITS AFFILIATES SHALL BE LIABLE TO THE OTHER PARTY UNDER ANY CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, MULTIPLIED OR CONSEQUENTIAL DAMAGES OR FOR LOST PROFITS (EVEN IF DEEMED DIRECT DAMAGES) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

ARTICLE 13

INTELLECTUAL PROPERTY

13.1 Ownership of Inventions.

(a) Subject to Section 13.1(b), ownership of all Inventions will be assigned based on inventorship, as determined in accordance with the rules of inventorship under United States patent laws. Each Party owns all Inventions that are made solely by its and its Affiliates’ employees, agents, and independent contractors during the performance of activities under this Agreement (“Sole Inventions”). The Parties shall jointly own all Inventions that are made jointly by the employees, agents, and independent contractors of one Party and its Affiliates together with the employees, agents, and independent contractors of the other Party and its Affiliates (“Joint Inventions”). Patents claiming the Joint Inventions are “Joint Patents”. Each Party owns an undivided half interest in the Joint Inventions, without a duty of accounting or an obligation to seek consent from the other Party, for the exploitation or license of the Joint Inventions (subject to the licenses granted to the other Party under this Agreement).

(b) Notwithstanding Section 13.1(a), Entasis shall solely own all right, title, and interest in and to all sole or joint patentable Inventions arising under this Agreement that relate to the composition of matter or the method of use of a Compound or Licensed Product (including all Patents claiming such Inventions) (“Entasis-Owned Inventions”). Zai shall and hereby does assign to Entasis all of Zai’s right, title, and interest in and to all Entasis-Owned Inventions. Zai shall take (and cause its employees, agents, contractors and Sublicensees to take) such further actions reasonably requested by Entasis to evidence such assignment and to obtain patent and other intellectual property rights protection for such Inventions outside of the Territory. Zai shall obligate its Affiliates, Sublicensees and contractors to assign all Entasis-Owned Inventions to Zai so that Zai can comply with its obligations under this Section 13.1.

(c) Each Party shall promptly disclose to the other Party all Inventions, including all invention disclosure or other similar documents submitted to a Party by its or its Affiliates’ employees, agents, Sublicensees or contractors relating to such Inventions, and shall also promptly respond to reasonable requests from the other Party for additional information relating to such Inventions.

13.2 Patent Prosecution.

(a) As between the Parties, Entasis has the first right to file, prosecute and maintain all Licensed Patents throughout the world, provided that, Entasis shall be responsible for the cost and expenses of filing, prosecuting and maintaining such Licensed Patents outside the Territory, and Zai shall be responsible for and shall reimburse Entasis for [********] of the costs and expenses of filing, prosecuting and maintaining the Licensed Patents in the Territory, to the extent incurred by Entasis after the Effective Date.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(b) Entasis shall consult with Zai and keep Zai reasonably informed of the status of the Licensed Patents in the Territory and shall promptly provide Zai with all material correspondence received from any patent authority in the Territory in connection therewith. In addition, Entasis shall promptly provide Zai with drafts of all proposed material filings and correspondence to any patent authority in the Territory with respect to the Licensed Patents for Zai’s review and comment prior to the submission of such proposed filings and correspondences, and Entasis shall consider Zai’s reasonable comments in good faith.

(c) Entasis shall notify Zai of any decision to cease prosecution and/or maintenance of any Licensed Patents in the Territory. Entasis shall provide such notice at least [********] prior to any filing or payment due date, or any other due date that requires action, in connection with such Licensed Patent in the Territory. In such event, Entasis shall permit Zai, at its discretion and at its sole expense, to continue prosecution or maintenance of such Licensed Patent in the Territory. Zai’s prosecution or maintenance of such Licensed Patent shall not change the Parties’ respective rights and obligations under this Agreement with respect to such Licensed Patent other than those expressly set forth in this Section 13.2(c).

(d) Each Party shall provide the other Party all reasonable assistance and cooperation in the patent prosecution efforts under this Section 13.2, including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution.

13.3 Patent Enforcement.

(a) Each Party shall notify the other within [********] of becoming aware of any alleged or threatened infringement by a Third Party of any of the Licensed Patents, which infringement adversely affects or is expected to adversely affect any Licensed Product in the Field in the Territory, and any related declaratory judgment, opposition, or similar action alleging the invalidity, unenforceability or non-infringement of any of the Licensed Patents in the Territory (collectively “Product Infringement”).

(b) As between the Parties, Zai has the first right to bring and control any legal action in connection with such Product Infringement in the Territory at its own expense as it reasonably determines appropriate. If Zai does not bring such legal action within [********] after the notice provided pursuant to Section 13.3(a), Entasis may bring and control any legal action in connection with such Product Infringement in the Territory at its own expense as it reasonably determines appropriate.

(c) At the request and expense of the Party bringing an action under Section 13.3(b) above, the other Party shall provide reasonable assistance in connection therewith, including by executing reasonably appropriate documents, cooperating in discovery and joining as a party to the action if required by Applicable Law to pursue such action. In connection with any such enforcement action, the Party bringing the action shall not enter into any settlement admitting the invalidity or non-infringement of, or otherwise impairing the other Party’s rights in the Licensed Patents without the prior written consent of the other Party.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(d) Any recoveries resulting from enforcement action relating to a claim of Product Infringement in the Territory shall be first applied against payment of each Party’s costs and expenses in connection therewith. Any such recoveries in excess of such costs and expenses shall be retained by the enforcing Party, provided that if Zai is the enforcing Party, then such excess recoveries shall be deemed Net Sales of Licensed Products and subject to royalty payment in Article 9.

(e) Entasis has the exclusive right to bring and control any legal action to enforce the Licensed Patents against any infringement that is not a Product Infringement or is outside the Territory, in each case at its own expense and as it reasonably determines appropriate, and may retain all recoveries.

13.4 Defense.

(a) Each Party shall notify the other in writing of any allegations it receives from a Third Party that the Development or Commercialization of any Licensed Product or any embodiment of any technology or intellectual property licensed by a Party under this Agreement infringes the intellectual property rights of such Third Party. Such notice shall be provided promptly, but in no event after more than [********] following receipt of such allegations. Such written notice shall include a copy of any summons or complaint (or the equivalent thereof) received regarding the foregoing. Each Party shall assert and not waive the joint defense privilege with respect to all communications between the Parties.

(b) Subject to Section Article 12, the Parties shall agree how best to mitigate or control the defense of any such legal proceeding, agree whether to enter into a joint defense agreement to, among other reasons, preserve the confidentiality of communications or cooperation between the Parties in relation to such defense, and determine which Party is best suited to assume the primary responsibility for the conduct of the defense of any such claim at their expense. The other Party may participate and be separately represented in any such suit at its sole option and at its own expense. Each Party shall reasonably cooperate with the Party conducting the defense of the claim. If a Party or any of its Affiliates have been individually named as a defendant in a legal proceeding relating to the alleged infringement of a Third Party’s Patents or other intellectual property right as a result of such Party’s Development or Commercialization of Licensed Products, then that Party shall conduct the defense and the other Party shall be allowed to join in such action, at its own expense.

(c) The Parties shall keep each other informed of the status of and of their respective activities regarding any infringement litigation initiated by a Third Party concerning a Party’s Development or Commercialization of Licensed Products or settlement thereof; provided, however, that no settlement or consent judgment or other voluntary final disposition of a suit under this Section 13.4 may be undertaken by a Party without the consent of the other Party which consent shall not be unreasonably withheld or delayed.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

ARTICLE 14

TERM AND TERMINATION

14.1 Term. This Agreement is effective as of the Effective Date, and will continue, on a country-by-country basis, in effect until the expiration of and payment by Zai of all Zai’s payment obligations set forth in Section 9.4 applicable to such country (the “Term”). On a country-by-country basis, upon the natural expiration of this Agreement as contemplated in this Section 14.1, the licenses granted by Entasis to Zai under this Agreement in such country will become a fully paid-up, non-exclusive, perpetual, and irrevocable license.

14.2 Termination.

(a) Termination by Zai for Convenience. At any time, Zai may terminate this Agreement by providing written notice of termination to Entasis, which notice includes an effective date of termination at least [********] prior notice if such termination notice is delivered prior to First Commercial Sale in the Territory, or [********] prior notice thereafter.

(b) Termination for Material Breach. This Agreement may be terminated in its entirety, or on a country-by-country basis as set forth below, at any time during the Term upon written notice by either Party if the other Party materially breaches this Agreement and such breach has not been cured within [********] (or [********] for failure to make payment) after notice requesting cure of such breach; provided that, if the material breach in question relates to a particular country(ies), but not to the entire Territory, then the Agreement may only be terminated with respect to such country(ies) and not in its entirety; and provided further, that if such breach (other than failure to make a payment) is not reasonably capable of cure within such [********], but is capable of cure within [********] from such notice, the breaching Party may submit, within [********] of such notice, a reasonable cure plan to remedy such breach as soon as possible and in any event prior to the end of such [********] period, and, upon such submission, the [********] cure period shall be automatically extended for so long as the breaching Party continues to use diligent efforts to cure such breach in accordance with the cure plan, but for no more than [********] additional [********]. For the avoidance of doubt, the Parties agree that each of (a) the non-compete obligation pursuant to Section 2.7, (b) Zai’s diligence obligations pursuant to Sections 5.6, 6.1 and 8.3, and (c) the obligations related to Anti-Corruption Laws pursuant to Section 11.5 shall be deemed material terms of this Agreement. If the allegedly breaching Party in good faith disputes such material breach and provides written notice of that dispute to the other Party within the applicable period set forth above, the matter shall be addressed under the dispute resolution provisions in Article 15, and the termination shall not become effective unless and until it has been determined under Article 15 that the allegedly breaching Party is in material breach of this Agreement. It is understood and acknowledged that during the pendency of such a dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(c) Termination for Cessation of Commercialization. If after the First Commercial Sale of a Licensed Product in a particular country in the Territory, should Zai, its Affiliates, and its Sublicensees cease for a consecutive period of [********] to Commercialize Licensed Products in such country, then Entasis may terminate this Agreement with respect to such country upon written notice by Entasis to Zai; provided that, such right of termination shall not apply in the event that such cessation is the result of a requirement of a Regulatory Authority in the Territory, a supply failure, or any other event beyond the reasonable control of Zai, its Affiliates or Sublicensees, or in the event that such determination by Zai to cease Commercialization is deemed by the JSC to be commercially reasonable.

(d) Termination for Insolvency. Each Party may terminate this Agreement upon delivery of written notice to the other Party if (i) such other Party files in any court or agency pursuant to any statute or regulation of any jurisdiction a petition in bankruptcy or insolvency or for reorganization or similar arrangement for the benefit of creditors or for the appointment of a receiver or trustee of such other Party or its assets, (ii) such other Party is served with an involuntary petition against it in any insolvency proceeding and such involuntary petition has not been stayed or dismissed within [********] of its filing, or (iii) such other Party makes an assignment of substantially all of its assets for the benefit of its creditors.

(e) Termination for Patent Challenge. Except to the extent the following is unenforceable under the laws of a particular jurisdiction, Entasis may terminate this Agreement in its entirety, immediately if Zai or its Affiliates or Sublicensees, individually or in association with any other person or entity, commences a legal action challenging the validity, enforceability or scope of any Patents owned or Controlled by Entasis anywhere in the world (a “Patent Challenge”). For the avoidance of doubt, the foregoing right of termination shall not apply with respect to any Patent Challenge where the Patent Challenge is (i) based solely on the scope of a Licensed Patent or whether a claim therein qualifies as a Valid Claim and made in defense of a breach claim first brought by Entasis against Zai pursuant to this Agreement or (ii) brought by a Sublicensee of Zai and Zai has terminated the applicable sublicense agreement following notice thereof.

14.3 Effect of Termination. Upon the termination of this Agreement:

(a) License. All licenses and other rights granted by Entasis to Zai under the Licensed Technology shall terminate and all sublicenses granted by Zai shall also terminate. Zai hereby grants to Entasis, effective upon the termination of this Agreement, an exclusive, fully paid, royalty free, perpetual, irrevocable, and sublicenseable (through multiple tiers) license under the Zai Technology to make, have made, use, import, offer for sale and sell Licensed Products in the Territory.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(b) Regulatory Submissions; Data. Zai shall, and shall cause its Affiliates and Sublicensees to, promptly assign and transfer to Entasis, at no cost to Entasis (except in the event of a termination by Zai pursuant to Section 14.2(b), in which case Entasis shall bear all such costs), all Regulatory Submissions and Regulatory Approvals of Licensed Product, data from all non-clinical and clinical studies conducted by or on behalf of Zai, its Affiliates or Sublicensees on Licensed Products, and all pharmacovigilance data (including all Adverse Event database) of Licensed Products.

(c) Trademarks. Zai shall, and shall cause its Affiliates and Sublicensees to, promptly transfer and assign to Entasis, at no cost to Entasis (except in the event of a termination by Zai pursuant to Section 14.2(b), in which case Entasis shall bear all such costs), all Product Marks (excluding any such mark that include, in whole or in part, any corporate name or logos of Zai or its Affiliates or Sublicensees).

(d) Inventory. Entasis may purchase from Zai any or all of the inventory of Licensed Products held by Zai or its Affiliates as of the date of termination at a price equal to the Fully Burdened Manufacturing Costs paid by Zai for such inventory, provided that such inventory complies with specifications and has greater than [********] of remaining shelf life at the time of delivery to Entasis. Entasis shall notify Zai within [********] after the date of termination whether Entasis elects to exercise such right.

(e) Transition Assistance. Zai shall, and shall cause its Affiliates and Sublicensees, to reasonably cooperate with Entasis to facilitate orderly transition of the Development and Commercialization of Licensed Products to Entasis, including (i) assigning or amending as appropriate, upon request of Entasis, any agreements or arrangements with Third Party vendors (including distributors) to Develop, promote, distribute, sell or otherwise Commercialize Licensed Products or, to the extent any such Third Party agreement or arrangement is not assignable to Entasis, reasonably cooperating with Entasis to arrange to continue to provide such services for a reasonable time after termination; and (ii) to the extent that Zai or its Affiliate is performing any activities described above in (i), reasonably cooperating with Zai to transfer such activities to Zai and continuing to perform such activities on Zai’s behalf for a reasonable time after termination until such transfer is completed.

(f) Ongoing Clinical Trial. If at the time of such termination, any Clinical Trials for Licensed Products are being conducted by or on behalf of Zai, its Affiliates or Sublicensees, then, at Entasis’s election on a Clinical Trial-by-Clinical Trial basis: (i) Zai shall, and shall cause its Affiliates and Sublicensees to, fully cooperate with Entasis to transfer the conduct of all such Clinical Trials to Entasis, and Entasis shall assume any and all liability and costs for such Clinical Trials after the effective date of such termination, provided that Zai shall continue to bear all costs and expenses incurred in connection with the conduct of such Clinical Trials until (x) the effective date of such termination, if terminated by Zai pursuant to Section 14.2(b) or (y) the earlier of the completion of such Clinical Trial and [********] after the effective date of such termination, if terminated for any other reason; or (ii) Zai shall, and

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

shall cause its Affiliates and Sublicensees to, at its own cost and expense (except in the event of a termination by Zai pursuant to Section 14.2(b), in which case Entasis shall bear all such costs), orderly wind down the conduct of any such Clinical Trial which is not assumed by Entasis under clause (i).

14.4 Alternative Remedy for Termination. If Zai has the right to terminate this Agreement pursuant to Section 14.2(b) on account of Entasis’s uncured material breach as finally determined by an arbitrator pursuant to Section 15.4, then Zai may elect by written notice to Entasis within [********] following such final determination to exercise its rights under this Section 14.4 in lieu of exercising its right under Section 14.2(b). Upon Zai’s election to exercise its rights under this Section 14.4, this Agreement will remain in full force and effect and Entasis shall pay Zai an amount equal to [********] of its damages for such uncured material breach as finally determined by an arbitrator pursuant to Section 15.4 in accordance with the payment terms of the award.

14.5 Survival. Termination of this Agreement for any reason shall not release either Party of any obligation or liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination. Notwithstanding anything herein to the contrary, termination of this Agreement by a Party shall be without prejudice to other remedies such Party may have at law or equity. Without limiting the foregoing, the following provisions shall survive the termination or expiration of this Agreement for any reason: [********].

ARTICLE 15

DISPUTE RESOLUTION

15.1 General. The Parties recognize that a dispute may arise relating to this Agreement (a “Dispute”). Any Dispute, including Disputes that may involve the Affiliates of any Party, shall be resolved in accordance with this Article 15.

15.2 Continuance of Rights and Obligations During Pendency of Dispute Resolution. If there are any Disputes in connection with this Agreement, including Disputes related to termination of this Agreement under Article 14, all rights and obligations of the Parties shall continue until such time as any Dispute has been resolved in accordance with the provisions of this Article 15.

15.3 Escalation. Any claim, Dispute, or controversy as to the breach, enforcement, interpretation or validity of this Agreement shall be referred to the Executive Officers set forth in Section 3.1(e) for attempted resolution. If the Executive Officers are unable to resolve such Dispute within [********] of such Dispute being referred to them, then, upon the written request of either Party to the other Party, the Dispute shall be subject to arbitration in accordance with Section 15.4.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

15.4 Arbitration.

(a) If the Parties fail to resolve the Dispute through escalation to the Executive Officers under Section 15.3, and a Party desires to pursue resolution of the Dispute, the Dispute shall be submitted by either Party for resolution in arbitration administered by [********] pursuant to its arbitration rules and procedures then in effect.

(b) The arbitration shall be conducted by a panel of three arbitrators experienced in the pharmaceutical business: within [********] after initiation of arbitration, each Party shall select one person to act as arbitrator and the two Party-selected arbitrators shall select a third arbitrator (who shall be the chairperson of the arbitration panel) within [********] of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be appointed by [********]. If, however, the aggregate award sought by the Parties is less than [********] and equitable relief is not sought, the arbitration shall be conducted by a single arbitrator agreed by the Parties (or appointed by [********] if the Parties cannot agree).

(c) The seat of arbitration shall be New York City, New York and the language of the proceedings shall be English.

(d) The Parties agree that any award or decision made by the arbitral tribunal shall be final and binding upon them and may be enforced in the same manner as a judgment or order of a court of competent jurisdiction. The arbitral tribunal shall render its final award within [********] from the date on which the request for arbitration by one of the Parties wishing to have recourse to arbitration is received by the [********]. The [********] may extend this time limit pursuant to a reasoned request from the arbitral tribunal or on its own initiative if it decides it is necessary to do so. The arbitral tribunal shall determine the dispute by applying the provisions of this Agreement and the governing law set forth in Section 16.5.

(e) By agreeing to arbitration, the Parties do not intend to deprive any court of its jurisdiction to issue, at the request of a Party, a pre-arbitral injunction, pre-arbitral attachment or other order to avoid irreparable harm, maintain the status quo, preserve the subject matter of the Dispute, or aid the arbitration proceedings and the enforcement of any award. Without prejudice to such provisional or interim remedies in aid of arbitration as may be available under the jurisdiction of a competent court, the arbitral tribunal has full authority to grant provisional or interim remedies and to award damages for the failure of any Party to the dispute to respect the arbitral tribunal’s order to that effect.

(f) EACH PARTY HERETO WAIVES ITS RIGHT TO TRIAL BY JURY OF ANY ISSUE RELATING TO ANY DISPUTE ARISING HEREUNDER.

(g) Each Party shall bear its own attorney’s fees, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the administrator and the arbitrator; provided, however, the arbitrator shall be authorized to determine whether a Party is the prevailing party, and if so, to award to that prevailing party

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

reimbursement for any or all of its reasonable attorneys’ fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges, travel expenses, etc.), and/or the fees and costs of the administrator and the arbitrator.

(h) Notwithstanding anything in this Section 15.4, if a Dispute with respect to the validity, scope, enforceability or ownership of any Patent or other intellectual property rights, and such Dispute is not resolved in accordance with Section 15.3, such Dispute shall not be submitted to an arbitration proceeding in accordance with this Section 15.4, unless otherwise agreed by the Parties in writing, and instead, either Party may initiate litigation in a court of competent jurisdiction in any country in which such rights apply.

ARTICLE 16

MISCELLANEOUS

16.1 Force Majeure. Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, or other acts of God or any other deity, or acts, omissions or delays in acting by any Governmental Authority. The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake all reasonable efforts necessary to cure such force majeure circumstances.

16.2 Assignment. Neither Party may assign this Agreement to a Third Party without the other Party’s prior written consent (such consent not to be unreasonably withheld); except that either Party may make such an assignment without the other Party’s consent to (i) a successor to substantially all of the business of the Party to which this Agreement relates (whether by merger, sale of stock, sale of assets or other transaction) and (ii) to an Affiliate for so long as such Affiliate remains and Affiliate. In connection with any assignment to an Affiliate, the assigning Party shall guarantee and remain fully liable for the performance of the Affiliate. This Agreement shall inure to the benefit of and be binding on the Parties’ successors and permitted assigns. Any assignment or transfer in violation of this Section 16.2 shall be null and void and wholly invalid, the assignee or transferee in any such assignment or transfer shall acquire no rights whatsoever, and the non-assigning non-transferring Party shall not recognize, nor shall it be required to recognize, such assignment or transfer. Notwithstanding anything in this Agreement to the contrary, following the closing of a Change of Control of Entasis, the Parties agree that Zai shall not obtain rights or access to the Patents or Know-How controlled by the acquiror or any of such acquiror’s Affiliates (other than Entasis and its Affiliates that exist immediately prior to the closing of such Change of Control) and such intellectual property rights shall be excluded from the definitions of Licensed Technology.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

16.3 Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

16.4 Notices. All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Entasis:

Entasis Therapeutics Holdings Inc.

35 Gatehouse Drive

Waltham, MA 02451

United States of America

Attn:   [********]

Email: [********]

with a copy to:

Cooley LLP

One Freedom Square

Reston Town Center

11951 Freedom Drive

Reston, VA 20190-5656

United States of America

Attn:   [********]

Fax:    [********]

If to Zai:

Zai Lab (Shanghai) Co., Ltd.

4560 Jinke Rd, Bldg. 1, 4/F

Pudong, Shanghai, China, 201210

Attn:   [********]

Fax:    [********]

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

with a copy to:

Ropes & Gray LLP

800 Boylston Street

Boston, MA 02199-3600

Attn:   [********]

Fax:    [********]

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (a) when delivered if personally delivered or sent by facsimile on a Business Day; (b) on the Business Day after dispatch if sent by nationally-recognized overnight courier; or (c) on the fifth Business Day following the date of mailing if sent by mail.

16.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, U.S., without reference to any rules of conflict of laws.

16.6 Entire Agreement; Amendments. This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, with regard to the subject matter hereof (including the licenses granted hereunder) are superseded by the terms of this Agreement. Neither Party is relying on any representation, promise, nor warranty not expressly set forth in this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of both Parties hereto.

16.7 Headings. The captions to the several Sections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the Sections of this Agreement.

16.8 Independent Contractors. It is expressly agreed that Entasis and Zai shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither Entasis nor Zai has the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

16.9 Waiver. The waiver by either Party of any right hereunder, or the failure of the other Party to perform, or a breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise.

16.10 Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

16.11 Construction. Except where the context expressly requires otherwise, (a) the use of any gender herein shall be deemed to encompass references to either or both genders, and the use of the singular shall be deemed to include the plural (and vice versa), (b) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (c) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (d) any reference herein to any person shall be construed to include the person’s successors and assigns, (e) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (f) all references herein to Sections or Exhibits shall be construed to refer to Sections or Exhibits of this Agreement, and references to this Agreement include all Exhibits hereto, (g) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement, (h) provisions that require that a Party, the Parties or any committee hereunder “agree”, “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (i) references to any specific law, rule or regulation, or Section, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, and (j) the word “or” is disjunctive but not necessarily exclusive.

16.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each Party may rely on the delivery of executed facsimile copies of counterpart execution pages of this Agreement and such facsimile copies shall be legally effective to create a valid and binding agreement among the Parties.

16.13 Language. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the Parties. All communications and notices to be made or given pursuant to this Agreement, and any dispute proceeding related to or arising hereunder, shall be in the English language. If there is a discrepancy between any translation of this Agreement and this Agreement, this Agreement shall prevail.

{Signature Page Follows}

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

IN WITNESS WHEREOF, the Parties intending to be bound have caused this License and Collaboration Agreement to be executed by their duly authorized representatives as of the Effective Date.

ENTASIS THERAPEUTICS HOLDINGS INC.		Zai Lab (Shanghai) Co., Ltd.
By:	/s/ Manoussos Perros	By:	/s/ Samantha Du

Name: Manoussos Perros, Ph.D.		Name: Samantha Du, Ph.D.
Title: President and Chief Executive Officer		Title: Chief Executive Officer

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

Exhibit 1.40

ETX2514

[********]

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

Exhibit 1.41

ETX2514SUL

[********]

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

Exhibit 1.56

Imipenem

[********]

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

Exhibit 1.72

Existing Licensed Patents

[********]

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

Exhibit 5.2

Initial Development Plan

[********]

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

Exhibit 7.1(e)

Clinical Supply Agreement Key Terms

[********]

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

Exhibit 10.3

Press Release

Entasis Therapeutics and Zai Lab Announce Exclusive License Agreement in Asia-Pacific and Global Strategic Development Collaboration for ETX2514

Collaboration will facilitate enrollment of pivotal global Phase 3 trial of ETX2514 in combination with sulbactam for the treatment of carbapenem-resistant Acinetobacter baumannii infections

WALTHAM, Mass. and SHANGHAI, April 25, 2018 – Entasis Therapeutics Holdings Inc., a clinical-stage biopharmaceutical company focused on the discovery and development of novel antibacterial products, and Zai Lab Limited (NASDAQ: ZLAB), a Shanghai-based innovative biopharmaceutical company, today announced an exclusive license agreement for ETX2514 in the Asia-Pacific region and a global strategic development collaboration. Entasis’ ETX2514 is a novel broad-spectrum intravenous inhibitor of ß-lactamases, which are a major cause of antibiotic resistance. Entasis is developing ETX2514SUL, a fixed-dose combination of ETX2514 and sulbactam, for the treatment of a variety of serious multidrug-resistant infections caused by Acinetobacter baumannii, representing a healthcare challenge of global importance with over 200,000 occurrences estimated in China each year. ETX2514SUL is currently in Phase 2 development with plans to move into global Phase 3 clinical trials in the first quarter of 2019. Zai Lab will manage the portion of the Phase 3 trial conducted in China.

“Entasis remains committed to building a pipeline of life-saving treatments for patients affected by drug-resistant bacterial infections around the world. We are thrilled to partner with Zai Lab on the further development and potential commercialization of ETX2514SUL in the Asia-Pacific region, most notably in Greater China, where the rate of A. baumannii infections rank among the highest in the world,” said Manos Perros, Chief Executive Officer of Entasis. “With their experienced leadership team, focus on innovation and established expertise and network within the infectious diseases arena, Zai Lab is the ideal partner to help bring ETX2514SUL to the numerous patients in the region who need a new effective treatment option. The collaboration will offset costs and enable enrollment of patients from China into our global Phase 3 clinical trial, further supporting our plans to rapidly progress ETX2514SUL to market.”

“Infectious diseases are a key focus area for Zai Lab due to the serious problem of multidrug-resistant infections both in China and globally. We are excited to collaborate with Entasis, a company that has extensive expertise and know-how in developing anti-infective products that address multidrug-resistant infections, and we look forward to working together to accelerate the global development of this potential life-saving therapy. We expect ETX2514SUL will be a positive addition to Zai Lab ’s anti-infective portfolio, and we remain committed to developing a

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

drug to combat multidrug-resistance, which currently poses a serious global threat to our society,” stated Samantha Du, Ph.D., Chairman and Chief Executive Officer of Zai Lab. “This collaboration reinforces the strength of the Zai Lab team both in China and globally, and we believe will help us further progress on our mission to establish Zai Lab as an innovative, fully integrated, global pharmaceutical company.”

Under the terms of the agreement, Entasis has granted Zai Lab an exclusive license to develop and commercialize ETX2514SUL in specified countries in the Asia-Pacific region, including Japan. Entasis and Zai Lab will cooperate in conducting a pivotal Phase 3 trial in China, with Zai Lab taking the lead by conducting the screening, enrollment and treatment of patients, and coordinating development, registration and commercialization of ETX2514SUL in the territory. In addition, Entasis and Zai Lab have an option to collaborate on the development and commercialization of ETX2514 in combination with other active ingredients. A joint steering committee will be formed between the companies to oversee development, regulatory and commercialization activities in the Asia-Pacific territory. In addition to financial support for the portion of the Phase 3 trial conducted in China, Entasis will receive a $5 million upfront payment and is eligible to receive up to an aggregate of $7.6 million in near-term development milestones and up to an aggregate of $91.0 million in additional development, regulatory and sales milestone payments related to ETX2514SUL and other combinations, plus royalties.

About Acinetobacter baumannii Infections

A. baumannii is a Gram-negative bacterium causing severe infections associated with high mortality and has emerged as a cause of numerous global outbreaks, displaying ever-increasing rates of antibiotic resistance, which greatly limits treatment options. Consequently, the World Health Organization (WHO) has placed carbapenem-resistant A. baumannii at the top of its list of “Critical” priority pathogens for new antibiotics. The U.S. Centers for Disease Control (CDC) also recognizes A. baumannii as a serious public health threat and estimates that 63% of A. baumannii are multidrug-resistant.

In China, A. baumannii accounts for approximately 11% of total Gram-negative infections. Based on a national surveillance of over 1,300 hospitals in China, there are over 200,000 A. baumannii infections per year, although the actual incidence is estimated to be much larger. The resistance of A. baumannii to the carbapenem class of antibiotics has increased significantly, estimated at 60% in 2016, with some provinces as high as 70-80%. In other Asia-Pacific countries, such as Japan and Korea, it has also become an increasingly significant challenge for physicians. Due to the high rates of multidrug-resistant infections, the Chinese government has identified the goal of developing one to two innovative anti-infective drugs by 2020.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

About ETX2514

ETX2514 is a novel broad-spectrum intravenous inhibitor of class A, C and D beta-lactamases. ETX2514 restores the in vitro activity of multiple ß-lactams against Gram-negative, multidrug-resistant pathogens. Entasis is initially developing ETX2514SUL, a fixed-dose combination of ETX2514 and sulbactam, for the treatment of a variety of serious multidrug-resistant infections caused by A. baumannii. Sulbactam is a generic ß-lactam that has intrinsic activity against A. baumannii but suffers from widespread ß-lactamase-mediated resistance. In preclinical studies, ETX2514 restored sulbactam antibacterial activity against A. baumannii. ETX2514 has completed single- and multi-ascending dose Phase 1 trials. The U.S. Food and Drug Administration has granted Qualified Infectious Disease Product (QIDP) designation and Fast Track designation to ETX2514SUL for the treatment of hospital-acquired and ventilator-acquired bacterial pneumonia and bloodstream infections due to A. baumannii.

About Entasis

Entasis is a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of novel antibacterial products to treat serious infections caused by multidrug-resistant Gram-negative bacteria. Entasis’ targeted-design platform has produced a pipeline of product candidates, including ETX2514SUL (targeting A. baumannii infections), ETX0282CPDP (targeting Enterobacteriaceae infections), and zoliflodacin (targeting Neisseria gonorrhoeae). Entasis is also using its platform to develop a novel class of antibiotics, non-ß-lactam inhibitors of the penicillin-binding proteins (NBPs) (targeting Gram-negative infections). For more information, visit www.entasistx.com.

About Zai Lab

Zai Lab (NASDAQ:ZLAB) is a Shanghai-based innovative biopharmaceutical company focused on bringing transformative medicines for cancer, autoimmune and infectious diseases to patients in China and around the world. The company’s experienced team has secured partnerships with leading global biopharma companies, generating a broad pipeline of innovative drug candidates targeting the fast-growing segments of China’s pharmaceutical market and global unmet medical needs. Zai Lab’s vision is to become a fully integrated biopharmaceutical company, discovering, developing, manufacturing and commercializing its partners’ and its own products in order to impact human health worldwide.

Entasis Forward-looking StatementsThis press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Entasis’ expectations and

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this press release include statements about (i) the timing of the initiation, progress and scope of the Phase 3 clinical trial of ETX2514SUL; (ii) potential regulatory approval and commercialization of ETX2514SUL; (iii) the potential use of ETX2514SUL to treat a variety of serious multi-drug resistant infections caused by Acinetobacter baumannii; and (iv) Entasis’ potential receipt of milestone payments and royalties. Many factors may cause differences between current expectations and actual results, including unexpected safety or efficacy data observed during non-clinical or clinical studies, clinical site activation rates or clinical trial enrollment rates that are lower than expected and changes in expected or existing competition. Except as required by law, Entasis assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Zai Lab Forward-Looking Statements

This press release includes certain disclosures which contain “forward-looking statements,” including, without limitation, statements regarding the timing of the initiation, progress and scope of the Phase 3 clinical trial of ETX2514SUL, the potential use of ETX2514SUL to treat a variety of serious multidrug-resistant infections caused by Acinetobacter baumannii, Entasis’ potential receipt of milestone payments and royalties from Zai Lab. You can identify forward-looking statements because they contain words such as “believes” and “expects.” Forward-looking statements are based on Zai Lab’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in Zai Lab’s filings with the Securities and Exchange Commission. Zai Lab undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Entasis Company Contact

Kyle Dow

Entasis Therapeutics

(781) 810-0114

kyle.dow@entasistx.com

Entasis Media Contact

Kari Watson or Stefanie Tuck

MacDougall Biomedical Communications

(781) 235-3060

kwatson@macbiocom.com or stuck@macbiocom.com

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. [********] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

ZAI LAB CONTACTS:

Zai Lab

Billy Cho

+86 21 6163 7322

billy.cho@zailaboratory.com

Solebury Trout

John Graziano

+1 646 378 2942

jgraziano@troutgroup.com